                                                                   EXHIBIT 10.10


                        SERIES A REIMBURSEMENT AGREEMENT
                        --------------------------------


                                     between


                       RADIATION STERILIZERS, INCORPORATED


                                       and



                             WELLS FARGO BANK, N.A.



                          Dated as of November 1, 1985

                                TABLE OF CONTENTS


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1.       Definitions and Accounting Terms.......................      1

         1.1      Defined Terms.................................      1
         1.2      Use of Defined Terms..........................      6
         1.3      Accounting Terms..............................      6
         1.4      Exhibits......................................      6

2.       Series A Bonds.........................................      6

3.       Letters of Credit......................................      7

4.       Loan Documents.........................................      8

         4.1      Guaranty......................................      8
         4.2      Security Documents............................      8
         4.3      Series A Pledge Agreement.....................     10
         4.4      Other Documents and Actions...................     10
         4.5      Additional Security...........................     10

         5.       Conditions to Issuance and Disbursements......     11

         5.1      Conditions to Issuance........................     11
         5.2      Conditions to Disbursements...................     13

6.       Reimbursement and Other Payments; Extension............     14

         6.1      Reimbursement.................................     14
         6.2      Fees..........................................     14
         6.3      Increased Costs Due to Change in Law..........     15
         6.4      Obligations Absolute..........................     15
         6.5      Extension of Series A Letter of Credit........     16
         6.6      Reserve Accounts..............................     16

7.       Representations and Warranties by Company..............     15

         7.1      Formation of Company..........................     18
         7.2      Execution, Delivery and Performance of
                    Loan Documents and Bond Documents...........     18
         7.3      Financial Statements..........................     20
         7.4      No Material Adverse Change....................     20
         7.5      Tax Liability.................................     20
         7.6      Compliance with Laws..........................     21
         7.7      Litigation....................................     21

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         7.8      Official Statement............................      21
         7.9      Conditions to Issuance........................      21

8.       Representations and Warranties by Bank.................      21

         8.1      Formation of Bank.............................      21
         8.2      Authorization.................................      22
         8.3      No Conflict...................................      22
         8.4      Actions and Proceedings.......................      22

9.       Affirmative Covenants..................................      22

         9.1      Governmental Approvals........................      22
         9.2      Continued Existence...........................      22
         9.3      Books and Records.............................      23
         9.4      Annual Operating Statements...................      23
         9.5      Notice of Certain Events......................      23
         9.6      Opinions......................................      24
         9.7      Defaults of Others............................      24
         9.8      Tax Appeals...................................      24
         9.9      Surplus Construction Funds....................      24
        9.10      Notice Re Disbursement Conditions.............      24
        9.11      Insurance.....................................      24
        9.12      Payment of Taxes, Assessments and Charges.....      28
        9.13      Compliance....................................      28
        9.14      Maintenance and Furnishing of Property........      28

10.      Negative Covenants.....................................      28
       10.1       Transfers of Project or Obligations...........      28
       10.2       Liens on Property.............................      29
       10.3       Liens on Personal Property....................      29
       10.4       Leases........................................      29
       10.5       Easements.....................................      30

11.      Events of Default and Remedies Upon Default............      30

       11.1 Events of Default...................................      30
       11.2 Remedies Upon Default...............................      32
       11.3 Cumulative Remedies; No Waiver......................      33

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12.      Miscellaneous..........................................      34

       12.1       Actions.......................................      34
       12.2       Nonliability of Bank..........................      34
       12.3       No Representations by Bank....................      35
       12.4       No Third Parties Benefited....................      35
       12.5       Indemnity by Company..........................      36
       12.6       Commissions...................................      36
       12.7       Binding Effect................................      37
       12,8       Execution in Counterparts.....................      37
       12.9       Prior Agreements; Amendments; Consents........      37
       12.10      Survival of Representations and
                     Warranties.................................      37
       12.11      Notices.......................................      37
       12.12      Further Assurances............................      39
       12.13      Governing Law.................................      39
       12.14      Severability of Provisions....................      39
       12.15      Inconsistency With Security Documents.........      39
       12.16      Headings......................................      39
       12.17      Time of the Essence...........................      39
       12.18      No FDIC Insurance.............................      39

13.      Interest and Payment Terms.............................      39

         13.1 Manner of Payment.................................      39
         13.2 Interest..........................................      40
         13.3 Waivers...........................................      40

14.      Condemnation...........................................      41

                                                                     Section
EXHIBITS                                                            Reference
                                                                    ---------

"A"  Series A Letter of Credit..................................        3

"B"  Conditions to Disbursement.................................    1.1(e), 5.2

"C"  Legal Descriptions.........................................    1.1(w), 4.2

"D"  Permitted Encumbrances.....................................    5.1,3

"E"  Description of Facilities..................................    1.1(u)

"F"  Reserve Accounts Pledge Agreement..........................    6.6.4

                        SERIES A REIMBURSEMENT AGREEMENT


      This Series A Reimbursement Agreement is entered into as of November 1, 1985, by and between RADIATION STERILIZERS, INCORPORATED, a California corporation ("Company"), and WELLS FARGO BANK, N.A., a national banking association ("Bank").

      1.    Definitions And Accounting Terms.

            1.1 Defined Terms. As used in this Series A Reimbursement Agreement, the following terms shall have the meanings set forth respectively after each:

                  (a) "Agreement" means this Series A Reimburse= ment Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  (b) "Bond Documents" means all of the instruments, documents and agreements which may be executed from time to time by Issuer, Trustee, the Original Purchaser and/or Company in connection with the Series A Bonds (other than the Loan Documents), including without limitation the following, each of which were executed as of even date herewith unless otherwise indicated and in each case either as originally executed or as the same may from time to time be supplemented, modified or amended:

                        (1) Trust Indenture between Issuer and Trustee, relating
                  to the Series A Bonds (the "Trust Indenture");

                        (2) the Series A Loan Agreement (as defined below); and

                        (3) Bond Purchase Agreement among Company, Issuer and
                  the Original Purchaser, relating to the Series A Bonds (the "Bond Purchase Agreement").

                  (c) "Business Day" means any day of the year, other than a Saturday or a Sunday, (a) on which banks located (i) in the cities in which the principal corporate trust office of Trustee and the principal office of Bank are located, and (ii) in New York, New York, are not required or authorized by law to remain closed, and (b) on which the New York Stock Exchange, Inc. is not closed.

                  (d) "Code" means the Internal Revenue Code of 1954, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

                  (e) "Conditions to Disbursement" means the conditions set forth in Exhibit "B" attached hereto, either as now existing or as it may from time to time be supplemented, modified or amended.

                  (f) "Deed of Trust" means the deed of trust covering the Property required pursuant to Section 4.2(a) of this Agreement, either as originally executed
                                    -----
      or as it may from time to time be supplemented, modified or amended.

                  (g) "Depository" means First City Bank of Dallas, a state banking corporation.

                  (h) "Designated Representative" means either the "Authorized Company Representative" under the Series A Loan Agreement or, if Bank so requests, a different Person, authorized by Company, with the approval of Bank, to deliver certificates, requests for disbursements and other documents and material to Bank pursuant to this Agreement.

                  (i) "Disbursement" means each of the disbursements by Depository of Series A Bond Proceeds pursuant to this Agreement and the Bond Documents.

                  (j) "Documents" means, collectively, the Bond Documents and the Loan Documents.

                  (k) "Event of Default" means each of those events so designated in Article 11 of this Agreement.

                  (1) "Financing Statements" means the Company Financing Statements and the Guaranty Financing Statements, each either as originally executed or as they may from time to time be supplemented, modified or amended.

                  (m) "Fiscal Year" means Company's fiscal year, ending on March 31 of each calendar year.

                  (n) "Guarantor" means Charles King & Associates, a California limited partnership.

                  (o) "Guaranty" means the guaranty required pursuant to Section
      4.1 of --- this Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  (p) "Improvements" means the improvements located on the Property and the Supplemental Properties, and any and all other improvements now or hereafter comprising any portion of the Property and the Supplemental Properties.

                  (q) "Issuer" means the Trinity River Industrial Development Authority, a non-profit industrial development corporation.

                  (r) "Loan Documents" means, collectively, this Agreement and the Security Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified or amended.

                  (s) "Original Purchaser" meats Prudential-Bache Securities Inc., a Delaware corporation.

                  (t) "Person" means any person or entity, whether an individual, trustee, corporation, partnership, trust, unincorporated organization or otherwise.

                  (u) "Personal Property" means all of Company's right, title and interest in and to all present or future accounts, instruments, notes, drafts, contract rights, insurance and condemnation proceeds and other intangible personal property of every kind and nature, now or hereafter located at the Property, or used or to be used in connection with or relating to or arising with respect to the Property.

                  (v) "Project" means the construction and operation of the industrial facility described in Exhibit "E" attached hereto for the sterilization of packaged products using ionizing radiation, as provided herein and in the Series A Loan Agreement.

                  (w) "Project Costs" means all costs of any nature whatsoever incurred by or on behalf of Company in connection with the Project.

                  (x) "Property" means the real property described in Exhibit "C-l" attached hereto, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions or accretions thereto.

                  (y) "Related Loan Documents" means the documents defined in the Series B Reimbursement Agreement as the "Loan Documents."

                  (z) "Remarketing Agent" means the Remarketing Agent appointed in accordance with Section 403 of the Trust Indenture.

                  (aa) "Secured Obligations" means, collectively, (i) the payment and performance of all indebtedness and other obligations of Company to Bank under the Loan Documents and (ii) the payment by Company to Trustee of the principal of, and all accrued interest on, the Series A Bonds.

                  (bb) "Security Agreements" means the Company Security Agreement and the Guaranty Security Agreement, each either as originally executed or as they may from time to time be supplemented, modified or amended.

                  (cc) "Security Documents" means, collectively, the Deed of Trust, the Supplemental Deeds of Trust, the Financing Statements, the Security Agreements, the Guaranty, the Series A Pledge Agreement, and any other mortgage, deed of trust, security agreement, financing statement, assignment or guaranty now, heretofore or hereafter executed to secure the obligations of Company or Guarantor under any Loan Document, in each case either as originally executed or as the same may from time to time be supplemented, modified or amended.

                  (dd) "Series A Bonds" means the Trinity River Industrial Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985A, to be issued pursuant to the Trust Indenture.

                  (ee) "Series A Bond Proceeds" means the proceeds of the Series A Bonds, including without limitation any insurance or condemnation proceeds or other assets held by Trustee in special funds established pursuant to the Bond Documents or otherwise.

                  (ff) "Series A Company Bonds" means Series A Bonds (a) purchased by Trustee or the Remarketing Agent

      (as defined in the Trust Indenture) with moneys furnished by Company pursuant to Section 4.11 of the Series A Loan Agreement and (b) delivered to Bank or its nominee pur. suant to Section 401(j) or 401(k) of the Trust Indenture as a result of the occurrence of an Event of Default.

                  (gg) "Series A Drawing Bonds" means Series A Bonds delivered or deemed delivered to Bank or its nominee pursuant to the Trust Indenture as the result of a "C Drawing," or a "C Drawing" and a "D Drawing," under the Series A Letter of Credit.

                  (hh) "Series A Letter of Credit" means the Series A Letter of Credit to be issued by Bank pursuant to Section 3 of this Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  (ii) "Series A Loan Agreement" means the Series 1985A Loan Agreement between Issuer and Company of even date herewith relating to the loan to Company of the the Series A Bond Proceeds.

                  (jj) "Series A Pledge Agreement" means the pledge and security agreement required pursuant to Section 4.3 of this Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  (kk) "Series B Bonds" means the bonds for which amounts are available to be drawn under the Series B Letter of Credit.

                  (11) "Series B Letter of Credit" means the letter of credit to be issued by Bank pursuant to the Series B Reimbursement Agreement.

                  (mm) "Series B Loan Agreement" means the Series 1985B Loan Agreement between Issuer and Company of even date herewith relating to the loan to Company of the Series B Bond Proceeds.

                  (nn) "Series B Reimbursement Agreement" means the Series B Reimbursement Agreement of even date herewith between Bank and Company.

                  (oo) "Supplemental Deeds of Trust" means the deeds of trust and mortgages required pursuant to subsections (b), (c), (d) and (e) of
      Section 4.2 of this

      Agreement, either as originally executed or as they may from time to time be supplemented, modified or amended.

                  (pp) Supplemental Personal Property" means, collectively, the Ohio Personal Property, the Georgia Personal Property, the Hayward Personal Property and the Illinois Personal Property (each of which is defined in Section 4.2, below).

                  (qq) "Supplemental Properties" means, collectively, the Ohio Property, the Georgia Property, the Hayward Property and the Illinois Property (each of which is defined in Section 4.2, below).

                  (rr) "Supplemental Title Policies" means the policies of title insurance required pursuant to Section 5.1.5 of this Agreement.

                  (ss) "Title Policy" means the policy of title insurance covering the Property required pursuant to Section 5.1.3 of this Agreement and Section 1.3 of Exhibit "B" to this Agreement.

                  (tt) "Trustee" means Bank One Trust Company, N.A., a national banking association, or its successors as trustee under the Trust Indenture.

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

            1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

            1.4 Exhibits. All Exhibits to this Agreement, either as now existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

      2. Series A Bonds. Company contemplates entry into the Bond Documents in order to cause the issuance of the Series A Bonds, so that the Series A Bond Proceeds may be used to finance the Project.

      3. Letters of Credit. In order to enhance the marketability of the Series A Bonds and the Series B Bonds, Company requested that Bank issue an irrevocable standby letter of credit, with Company's reimbursement obligations secured by various parcels of real property owned by Company and Guarantor. Company hereby acknowledges that Bank's appraisers have determined that the value of such parcels is substantially less than the value of the requested letter of credit, but that Bank has agreed to back the Series B Bonds without taking real property security for Company's reimbursement obligations in connection therewith. Company has therefore requested that Bank issue two irrevocable standby letters of credit. The first letter of credit (the "Series A Letter of Credit") shall be substantially in the form attached hereto as Exhibit "A" and shall be issued in the face amount of $2,198,596.00, of which an amount not exceeding $2,150,000.00 shall be available to pay the principal amount or purchase price of the Series A Bonds, and an amount not exceeding $48,596.00 shall be available for interest accrued on the Series A Bonds, all as more particularly provided in the Series A Letter of Credit. Company's obligations in connection with the Series A Letter of Credit shall be secured by the Security Documents and the cash collateral held in Reserve Accounts (as defined below). The second letter of credit (the "Series B Letter of Credit") shall be substantially in the form attached to the Series B Reimbursement Agreement as Exhibit "A" and shall be issued in the face amount of $2,505,377.00, of which an amount not exceeding $2,450,000.00 shall be available to pay the principal amount or purchase price of the Series B Bonds, and an amount not exceeding $55,377.00 shall be available for the accrued interest on the Series B Bonds, all as more particularly provided in the Series B Letter of Credit. Company's obligations in connection with the Series B Letter of Credit shall be secured by the cash collateral held in Reserve Accounts. Various rights and obligations of Bank and Company in connection with the Series B Letter of Credit are set forth in the Series B Reimbursement Agreement and the other Related Loan Documents. The Series A Letter of Credit, the Series B Letter of Credit and any successor or substitute letters of credit issued pursuant to this Agreement are sometimes collectively referred to herein as the "Letters of Credit." Bank is willing to issue the Series A Letter of Credit on the terms and conditions contained in this Agreement and the other Loan Documents.

      4. Loan Documents.

            4.1 Guaranty. In consideration of Bank's entry into this Agreement and the other Loan Documents, and in order to guarantee the prompt payment when due of all sums of principal and interest advanced by Bank pursuant to the Letters of Credit as well as the prompt payment when due of any other sums owing pursuant to this Agreement or any of the other Loan Documents, Company shall, at its sole expense, deliver or cause to be delivered to Bank a guaranty (the "Guaranty") executed by Guarantor, in such form and content as Bank shall in its sole discretion require.

            4.2 Security Documents. In consideration of Bank's entry into this Agreement and the other Loan Documents, and as security for (i) the Secured Obligations and (ii) the payment and performance of all other indebtedness and obligations of Company to Bank that are evidenced by a document, executed at Bank's request, that states that it is so secured, Company shall, at its sole expense, deliver or cause to be delivered by Guarantor to Bank, and record or cause to be recorded, if appropriate, the following documents, each of which shall be in such form and content, and executed by such persons and/or entities, as Bank shall in its sole discretion require:

                  (a) A Deed of Trust with Assignment of Rents, executed by Company for the benefit of Bank and Trustee, covering the Property (the "Deed of Trust");

                  (b) An Open End Mortgage, executed by Company for the benefit of Bank and Trustee, covering certain real property located in the Township of Orange, County of Delaware, State of Ohio, as more particularly in Exhibit "C-2" attached hereto, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions or accretions thereto (the "Ohio Property");

                  (c) A Deed to Secure Debt, executed by Company for the benefit of Bank and Trustee, covering certain real property located in the City of Atlanta, County of DeKalb, State of Georgia, as more particularly in Exhibit "C-3" attached hereto, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions or accretions thereto (the "Georgia Property");

                  (d) A Deed of Trust with Assignment of Rents and Fixture Filing, executed by Guarantor for the benefit of Bank and Trustee, covering certain real property located in the City of Hayward, County of Alameda, State of California, as more particularly in Exhibit "C-4" attached hereto, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions or accretions thereto (the "Hayward Property");

                  (e) A Mortgage, executed by Guarantor for the benefit of Bank and Trustee, covering certain real property located in the Village of Schaumburg, County of Cook, State of Illinois, as more particularly in Exhibit "C-5" attached hereto, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions or accretions thereto (the "Illinois Property");

                  (f) A Company Security Agreement (the "Company Security Agreement"), executed by Company in favor of Bank and Trustee, granting a security interest in the Personal Property and certain personal property (collectively, the "Company Personal Property") now or hereafter relating to the Property, the Ohio Property and the Georgia Property (collectively, the "Company Properties");

                  (g) Seven UCC-1 Financing Statements (the "Guaranty Financing Statements"), each executed by Company in favor of Bank and Trustee, four of which cover the Company Personal Property, and three of which cover the fixtures located on each of the Company Properties;

                  (h) A Guaranty Security Agreement (the "Guaranty Security Agreement"), executed by Guarantor in favor of Bank and Trustee, granting a security interest in certain personal property (collectively, the "Guaranty Personal Property") now or hereafter relating to the Hayward Property and the Illinois Property (the "Guaranty Properties"); and

                  (i) Three UCC-1 Financing Statements (the "Guaranty Financing Statements"), each executed by Guarantor in favor of Bank and Trustee, two of which cover the Guaranty Personal Property, and one of which covers the fixtures located on the Illinois Property.

The deeds of trust and mortgages described in subsections (b), (c), (d), and (e) are collectively referred to herein as the "Supplemental Deeds of Trust." The Ohio Property, the Georgia Property and the Guaranty Properties are collectively referred to herein as the "Supplemental Properties." The Company Security Agreement and the Guaranty Security Agreement are collectively referred to herein as the "Security Agreements." The Company Financing Statements and the Guaranty Financing Statements are collectively referred to herein as the "Financing Statements."

            4.3 Series A Pledge Agreement. In consideration of Bank's entry into this Agreement and the other Loan Documents, and as security for the prompt payment when due of all sums of principal and interest advanced by Bank pursuant to the Series A Letter of Credit as well as for payment of all other sums owing pursuant to this Agreement and the other Loan Documents, Company shall, at its sole expense, deliver or cause to be delivered to Bank a pledge and security agreement (the "Series A Pledge Agreement") executed by Company, in such form and content as Bank shall in its sole discretion require, assigning to Bank Company's right, title and interest in and to the Series A Drawing Bonds and then Series A Company Bonds,

            4.4 Other Documents and Actions. Company agrees to execute, acknowledge and/or deliver or cause to be executed, acknowledged and/or delivered to Bank such other instruments, agreements and other documents (including without limitation such amendments to the Security Documents as may be required by Bank in order to reflect amendments or supplements to this Agreement), and to take such actions, upon request by Bank, as Bank may reasonably request in order to carry out the purposes of this Agreement and the other Loan Documents and the transactions contemplated thereby and to protect and/or further the validity, priority and/or enforceability of the Security Documents or subject to the Security Documents any property, together with any renewals, additions, substitutions, replacements or betterments thereto, intended by the terms of this Agreement or the other Loan Documents to be covered by the Security Documents.

            4.5 Additional Security. Bank shall not acquire any security for the obligations of Company or Guarantor under this Agreement or the other Loan Documents, other than the Series A Pledge Agreement and the Guaranty, unless

Company shall have afforded to Trustee, for the benefit of the holders of the Series A Bonds, prior to or simultaneously with the taking by Bank of such security, rights which shall, at the option of Bank, be either senior to the rights of Bank or of equal priority with the rights of Bank in connection with such security.

      5. Conditions to Issuance and Disbursements.

            5.1 Conditions to Issuance. The obligation of Bank to issue the Series A Letter of Credit is subject to the following conditions precedent:

                  5.1.1 Bank shall have received all of the following documents, each of which shall be in form and substance satisfactory to Bank:

                  (a)   the original Deed of Trust;

                  (b) the original Supplemental Deeds of Trust;

                  (c) the original Security Agreements;

                  (d) the original Financing Statements;

                  (e) the original Guaranty;

                  (f) the original Series A Pledge Agreement;

                  (g) copies of each of the Bond Documents;

                  (h) copies of the articles and by-laws of Company and any and all supplements and amendments thereto, all certified to be true and correct by the Secretary of Company;

                  (i) an original of each of the opinions, certificates, letters and other documents specified in, Section 5(b) of the Bond Purchase Agreement, in each case addressed to Bank;

                  (j) a written opinion of Company's counsel, in form and substance satisfactory to Bank, covering such matters relating to Company and the Loan Documents as may be required by Bank;

                  (k) a copy of the partnership agreement of Guarantor, a copy of the certificate of limited partnership of Guarantor as recorded in San Mateo County,

      California, a copy of the Form LP-1 filed for Company with the California Secretary of State, and copies of any and all amendments to such documents, all certified as true, complete and correct by Charles W. King, Jr.;

                  (1) a written opinion of Guarantor's counsel, in form and substance satisfactory to Bank, covering such matters relating to Guarantor and the Loan Documents as may be required by Bank;

                  (m) the certificate required pursuant to Section 7.2.1, below;

                  (n) executed copies (or duplicates) of the Trust Indenture and the Series A Loan Agreement;

                  (o) the financial statements of Company and Guarantor required to be furnished hereunder and under the Guaranty, and the insurance policies required to be furnished hereunder and under the Guaranty; and

                  (p) such other instruments, certificates, opinions, consents and other documents as Bank may reasonably require.

                  5.1.2 The Deed of Trust and the Supplemental Deeds of Trust shall have been duly recorded.

                  5.1.3 Company shall, at its sole expense, have delivered or caused to be delivered to Bank a TLTA lender's policy of title insurance (the "Title Policy"), with a commitment to reissue the Title Policy in the same form upon the completion of the construction of the industrial facility described in Exhibit "E" attached hereto, or evidence of commmitments therefor satisfactory to Bank, in form and substance and issued by an insurer or insurers satisfactory to Bank, together with such endorsements and binders thereto as may from time to time be required by Bank, naming Bank and Trustee, as their interests appear, as insured, in an aggregate policy amount (in conjunction with the Supplemental Title Policies, as defined below) of not less than $2,199,000.00, insuring the Deed of Trust to be a valid first lien upon the Property, subject only to the Series A Intercreditor Agreement and the matters listed in Exhibit "D" attached hereto (the "Permitted Encumbrances"), and showing the Property to be owned by Company in fee simple.

                  5.1.4 The Financing Statements shall have been filed with the applicable Secretaries of State or county recorder's office, as applicable, and Bank shall have received certificates of the applicable Secretaries of State (if applicable), in form and substance satisfactory to Bank, showing the Financing Statements to be subject to no prior filings other than filings perfecting rights of other lenders with respect to security interests ("Permitted Liens") granted by Company in conjunction with, and simultaneously with, any Permitted Encumbrance.

                  5.1.5 Company shall, at its sole expense, have delivered to Bank lenders' policies of title insurance (the "Supplemental Title Policies"), or evidence of commitments therefor satisfactory to Bank, in form and substance and issued by insurers satisfactory to Bank, together with all endorsements and binders reasonably required by Bank, naming Bank and Trustee, as their interests appear, as insured, in an aggregate policy amount (in conjunction with the Title Policy) of not less than $2,199,000.00 insuring the Supplemental Deeds of Trust to be valid liens subject only to such title exceptions as Bank may approve in its solediscretion.

                  5.1.6 The Series A Bonds shall have been simultaneously duly executed and delivered, all of the Series A Bonds shall have been sold, and the full authorized face amount of the Series A Bonds (less such fees to the Original Purchaser as are paid therefrom at the time of sale, as provided in the Bond Documents) shall have been received by Trustee, as required pursuant to the Bond Documents.

                  5.1.7 All conditions to the issuance of the Series B Letter of Credit shall have been satisfied.

            5.2 Conditions to Disbursements. The conditions described in Exhibit "B" attached hereto shall be conditions precedent to each Disbursement. Following the initial purchase of the Series A Bonds by the Original Purchaser, Bank shall provide Depository with a standing written approval of all Disbursements thereafter requested by the Authorized Company Representative (as defined in the Series A Loan Agreement); provided, however, that such standing approval shall automatically be revoked as of the date on which any Event of Default (or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default) occurs or on which any Condition to Disbursement fails to be fulfilled. Following any such revocation, Bank's approval shall be required at the time of each Disbursement unless and until Bank, in its sole discretion, chooses to provide Trustee with another revocable standing approval.

      6.    Reimbursement and Other Payments; Extension.

            6.1 Reimbursement. Company hereby agrees to pay to Bank at the times indicated, in cash or by such other means as may be satisfactory to Bank in its sole discretion, the following:

                  (a) on the date of any disbursement of funds by Bank under the Series A Letter of Credit, the entire amount of any and all funds disbursed by Bank under the Series A Letter of Credit;

                  (b) upon demand, all reasonable amounts expended, advanced or incurred by Bank (i) in connection with the negotiation, preparation, execution, delivery, issuance, administration and performance of the Series A Letter of Credit, this Agreement or any other Loan Document, or any matter related thereto; (ii) to satisfy any obligation of Company or Guarantor under this Agreement or any of the Loan Documents; and (iii) to enforce the rights of Bank under this Agreement or any other Loan Document (including without limitation any costs incurred by Bank in connection with any insolvency or bankruptcy proceeding affecting Company or Guarantor or any other Person involved in the Project), which amounts will include all court costs, appraisal fees, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by Bank in connection with any such matters;

                  (c) upon demand, all other amounts owing to Bank by Company under this Agreement or any of the other Loan Documents.

All sums owing pursuant to this Agreement and the other Loan Documents shall be payable with interest as provided in Article 13.

            6.2 Fees. Company hereby agrees to pay to Bank, in cash or by such other means as may be satisfactory to Bank in its sole discretion (i) on or before the date on which the Series A Bonds are sold to the Original Purchaser pursuant to the Bond Purchase Agreement, as an administration fee for the first year of the term of the Series A Letter of Credit, in advance, an amount equal to one and one-quarter percent (1.25%) of the undrawn amount initially available to be drawn under the Series A Letter of Credit; and (ii) for each subsequent year that the Series A Letter of Credit remains in effect until the expiration of its three (3) year term, Company shall pay to Bank, in advance, on or before the anniversary of issuance of the Series A Letter of Credit, a loan administration fee in an amount equal to one and one quarter percent (1.25%) of the undrawn amount available to be drawn under the Series A Letter of Credit as of the last day of the preceding year of the term of the Series A Letter of Credit (which amount will take into account principal reductions of the Series A Bonds). In no event shall Bank have any obligation to make reimbursement or to otherwise account to Company in respect of fees paid by Company as a result of any reduction in the undrawn amount under the Series A Letter of Credit.

            6.3 Increased Costs Due to Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative agency shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by Bank, or (ii) impose on Bank any other condition regarding this Agreement or the Series A Letter of Credit (other than changes in the rates of income taxation generally applicable to Bank), and the result of any such event shall be to increase the cost to Bank of issuing or maintaining the Series A Letter of Credit (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), and such requirement or cost shall remain in effect for more than one hundred eighty
(180) days after notice thereof from Bank to Company, then (a) Bank shall so notify Company, and (b) upon receipt of such notice from Bank, Company shall promptly pay to Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased costs as accrue after the expiration of such one hundred eighty (180) day period, together with interest on each such amount from the date of such notice until payment in full thereof at the rate set forth in Article 13. A certificate as to such --- increased cost incurred by Bank as a result of any such event, submitted by Bank to Company, shall be conclusive as to the amount thereof.

            6.4 Obligations Absolute. The obligations of Company under the Loan Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) any lack of validity or enforceability of the Series A Letter of Credit, or any of the Documents or any other agreement or instrument related thereto;

                  (b) any amendment or waiver of or any consent to departure from the terms of the Series A Letter of Credit or any of the Documents or any other agreement or instrument related thereto;

                  (c) the existence of any claim, set-off, defense or other right which the Company, Guarantor or Issuer may have at any time against Trustee, any beneficiary or any transferee of the Series A Letter of Credit (or any Person for whom Trustee, any such beneficiary or any such transferee may be acting), Bank or any other Person, whether in connection with this Agreement, the Series A Letter of Credit, any of the other Loan Documents, the Series A Bonds or any other agreement or instrument related thereto, or in connection with the Project or any unrelated transaction;

                  (d) any statement, draft or any other document presented under the Series A Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any. respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) the surrender or impairment of any securrity for the performance or observance of the terms of this Agreement, any of the other Loan Documents or any other agreement related thereto; or

                  (f) any other circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing.

            6.5 Extension of Series A Letter of Credit. The term of the Series A Letter of Credit may be extended if, following Company's request, Bank and Company reach agreement on the terms of such extension. Bank shall not be obligated to enter into any such extension or to otherwise extend, modify or supplement the Series A Letter of Credit or any of the other Loan Documents.

            6.6 Reserve Accounts. On or before December 15, 1986, Bank shall establish and designate two interest-bearing accounts (the "Unrestricted Reserve Account" and the "Restricted Reserve Account"). The Unrestricted Reserve Account and the Restricted Reserve Account are collectively referred to herein (and in the Series B Reimbursement Agreement) as the "Reserve Accounts." On December 15, 1986, Company shall deposit with Bank cash in the amount of $333,000.00, which amount shall be apportioned between the Unrestricted Reserve Account and the Restricted Reserve Account pursuant to subsection 6.6.3, below, On December 15, 1987, Company shall deposit with Bank an additional $333,000.00, which amount shall be apportioned between the Unrestricted Reserve Account and the Restricted Reserve Account pursuant to subsection 6.6.3, below. In connection with the Reserve Accounts, Bank and Company agree as follows:

                  6.6.1 All amounts held in the Reserve Accounts shall be invested by Bank in accordance with instructions of Company that are wholly acceptable to Bank, subject to all restrictions imposed by Bond Counsel from time to time.

                  6.6.2 Bank and Company acknowledge that, as of the date of this Agreement, Bond Counsel has advised them (a) that moneys to be deposited in the Reserve Accounts and certain moneys deposited in other trust funds and accounts (the "Trustee Accounts") held by Trustee (collectively, the "Arbitrage Funds"), are subject to arbitrage restrictions, (b) that a portion of the Arbitrage Funds (the "Unrestricted Funds") may be invested at an unrestricted yield; which portion shall not exceed the smallest of (i) one and one-quarter percent (1.25%) of the average annual debt service on, (ii) the maximum annual debt service on, or (iii) fifteen percent (15%) of the aggregate outstanding principal amount of, the Series A Bonds and the Series B Bonds, and (c) that if the amount of the Unrestricted Funds is calculated pursuant to subsection (i), "average annual debt service" shall mean the annual interest that the Series A Bonds and the Series B Bonds would bear if initially issued at the Fixed Interest Rate (as defined in the Trust Indenture and the Trust Indenture relating to the Series B Bonds [collectively, the "Trust Indentures"]).

                  6.6.3 Those amounts to be deposited by Company pursuant to this Section 6.6 that qualify as Unrestricted Funds shall be deposited in the Unrestricted Reserve Account. Those amounts to be deposited by Company pursuant to this Section 6.6 that are in excess of the Unrestricted Funds (the "Restricted Funds") shall be deposited in the Restricted Reserve Account and shall be subject to yield restrictions as required by Bond Counsel from time to time. At such times as a portion of the Series A Bonds and/or the Series B Bonds are redeemed or otherwise cancelled in accordance with the provisions of either Trust Indenture, Bond Counsel shall consult with Bank and Bank shall, to the extent required by Bond Counsel, transfer all or a portion of the Unrestricted Funds from the Unrestricted Reserve Account to the Restricted Reserve Account, thereby increasing the Restricted Funds and decreasing the Unrestricted Funds.

                  6.6.4 Company hereby grants to Bank and Trustee a lien on and a security interest in the Reserve Accounts, all amounts deposited in the Reserve Accounts and all proceeds of the investment or disposition of the amounts deposited therein, as security for (a) the payment and performance of all indebtedness and other obligations of Company to Bank under the Loan Documents (including the "Loan Documents" as defined in this Agreement and the "Loan Documents" as defined in the Series B Reimbursement Agreement) and (b) the payment by Company to Trustee of the principal of, and all accrued interest on, the Series A Bonds and the Series B Bonds. Company shall, at its sole expense, deliver or cause to be delivered to Bank a pledge and security agreement (the "Reserve Accounts Pledge Agreement") executed by Company, in the form attached hereto as Exhibit "F" and from time to time execute and deliver such other instruments and documents as Bank may require in order to evidence or perfect such pledge.

                  6.6.5 In the event that Company desires to provide substitute collateral in lieu of payment of all or a portion of the moneys to be deposited by Company pursuant to this Section 6.6, acceptance of such substitute collateral shall be in Bank's sole and absolute discretion.

      7. Representations and Warranties by Company. As a material inducement to Bank's entry into this Agreement and the transactions contemplated hereby, Company represents and warrants to Bank as follows:

            7.1 Formation of Company. Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) has all requisite power and authority to conduct its business and to own and lease its properties, and (c) is duly qualified to do business in, and is in good standing in, every jurisdiction in which the nature of business conducted by it makes such qualification necessary or where failure to so qualify would have a material adverse effect on its business or financial condition or its performance of its obligations under the Documents.

            7.2 Execution, Delivery and Performance of Loan Documents and Bond Documents.

                  7.2.1 Company and Guarantor have all requisite power and authority to execute and deliver, and to perform all of their obligations under, the Documents, and shall execute and deliver to Bank, prior to the issuance of the Series A Letter of Credit and as a condition thereto, a certificate evidencing the due authorization and consent of the board of directors of Company and the partners in Guarantor to the execution of the Documents and the entry by Company and Guarantor into the transaction contemplated thereby.

                  7.2.2 The execution and delivery by Company of, and the performance by Company of all of its obligations under, each Document has been duly authorized by all necessary action and do not and will not:

                  (a) require any consent or approval not heretofore obtained of any Person having any interest in Company;

                  (b) violate any provision of, or require any consent under the articles or bylaws of Company;

                  (c) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others, or other encumbrance of any nature (other than as contemplated under the Documents) upon or with respect to any property now owned or leased or hereafter acquired by Company;

                  (d) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Company; or

                  (e) result in a breach of or constitute a default under, or cause or permit the acceleration of any material obligation owed under, any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Company is a party or by which Company or any of its property is bound or affected.

                  7.2.3 At the time of execution of this Agreement, Company is not in default in any respect that is materially adverse to the interests of the holders of the Documents or that would have any material adverse effect on the financial condition of Company or the conduct of its business under any law, rule, regulation, order, writ, judgm ment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in Section 7.2.2(d) or Section 7.2.2(e), above.

                  7.2.4 No authorization, consent, approval, order, license, exemption from, or filing or registration or qualification with, any court or governmental department, public body, authority, commission, board, bureau, agency, or instrumentality, is or will be required to authorize, or is otherwise required (except for such authorizations, consents, approvals, orders, licenses, exemptions or filings as may be required under the state securities or "Blue Sky" laws in connection with the sale of the Series A Bonds by the original Purchaser under the Bond Purchase Agreement, which shall be obtained to the extent necessary by the Original Purchaser) in connection with the following:

                  (a) the execution and delivery by Company of, and the performance by Company of all of its obligations under, the Documents, or

                  (b) the creation of the liens, security interests, or other charges or encumbrances described in the Documents.

                  7.2.5 Each of the Documents, when executed and delivered, will constitute the legal, valid, and binding obligations of Company (to the extent it is a party thereto or obligated thereunder), enforceable against Company in accordance with its terms.

            7.3 Financial Statements. Company has furnished to Bank its financial statements, and such statements and any other financial statements or reports submitted by Company to Bank or to the Original Purchaser accurately reflect the financial position of Company as of the date thereof.

            7.4 No Material Adverse Change. There has been no material adverse change in the condition, financial or otherwise, of Company since the dates of the financial statements described in Section 7.3, above.

            7.5 Tax Liability. Company has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any; provided, however, that Company shall not be required to pay and discharge any such tax so long as the legality thereof shall be promptly and actively contested in good faith and by appropriate proceedings. Company has established and is maintaining adequate reserves for tax liabilities, if any

(including any tax liabilities contested pursuant to this Section 7.5).

            7.6 Compliance with Laws. Company is and shall remain in compliance in all material respects with all laws, regulations and requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, failure to obtain or comply with which would have a material and adverse effect upon its business.

            7.7 Litigation. There are no actions, suits or proceedings pending or threatened against or affecting Company or the property of Company before any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, except as expressly disclosed to Bank in writing by Company prior to the execution of this Agreement.

            7.8 Official Statement. To the best of Company's knowledge, neither the Official Statement nor the Preliminary Official Statement provided in connection with the Series A Bonds, nor any certificate or statement or any data furnished by Company to Bank or to Trustee or any other person or entity in connection with the negotiation of this Agreement or any of the other Documents or the transactions contemplated thereby (other than statements contained in the Preliminary Official Statement which were revised or corrected in the Official Statement) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

            7.9 Conditions to Issuance. All of the conditions to issuance of the Series A Letter of Credit have been fulfilled, except as expressly disclosed to Bank in writing by Company prior to the execution of this Agreement.

            8. Representations and Warranties by Bank. As a material inducement to Company's entry into this Agreement and the transactions contemplated hereby, Bank represents and warrants to Company that:

            8.1 Formation of Bank. Bank is a national banking association, duly organized, validly existing and in good standing; Bank has all requisite corporate power to carry on its business as now being conducted, and has all requisite corporate power and authority to enter into this Agreement, issue the Series A Letter of Credit, and perform its obligam tions hereunder and thereunder.

            8.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Series A Letter of Credit by the Bank have been duly authorized by all necessary corporate action on the part of Bank.

            8.3 No Conflict. The execution, delivery and performance of this Agreement and the issuance of the Series A Letter of Credit by Bank do not conflict with or violate any provision of the articles of incorporation or by-laws of Bank and do not, to the best of Bank's knowledge, conflict with, violate, result in a breach of, or cause a default under (i) any provision of federal, state or local law or regulation relating to the business or assets of Bank, (ii) any provision of any consent, arbitration award, judgment or decree by which Bank is bound, or (iii) any provision of any agreement or instrum ment to which Bank is a party or by which Bank or its assets are bound or restricted.

            8.4 Actions and Proceedings. There is no pending action or proceeding before any court, governmental agency or arbitrator against Bank and, to the best of Bank's knowledge, there is no threatened action or proceeding against Bank before any court, governmental agency or arbitrator which would materially and adversely affect the ability of the Bank to perform its obligations under this Agreement or the Series A Letter of Credit, subject to applicable laws, principles and judicial decisions.

      9. Affirmative Covenants. For so long as any obligation of Company in connection with this Agreement or any of the other Loan Documents remains outstanding, Company shall, unless Bank otherwise consents in writing:

            9.1 Governmental Approvals. Deliver to Bank, from time to time at Bank's request, evidence in form and substance satisfactory to Bank that Company has complied with all applicable laws, ordinances, regulations and other requirements relating thereto.

            9.2 Continued Existence. Maintain its existence, and continue to be a corporation in good standing in the State of California. In connection with the covenants given pursuant to this Section 9.2, Company agrees that it will not dissolve or otherwise dispose of all or substantially all of its assets.

            9.3 Books and Records. Maintain full and complete books of account and other records reflecting the results of its operations (in conjunction with any other ventures as well as specifically with respect to the Project), including without limitation all contributions of equity investment capital, and provide to Bank, promptly after request by Bank therefor, such financial statements and other information pertaining to Company, and the assets and operations of Company, as Bank may from time to time request.

            9.4   Annual Operating Statements.  Deliver to Bank the following:

                  (a) Promptly and in any event within ninety (90) days after the end of each Fiscal Year, balance sheets and statements of income for Company's operations for such Fiscal Year, accompanied with all supporting schedules and certificates of Company's chief financial officer that the statements are true and correct.

                  (b) Upon request, copies of all such regular or periodic financial statements or financial reports as Company shall send to its shareholder(s).

                  (c) Upon request, copies of all such regular or periodic reports which are available for public inspection which Company may be required to file with any federal or state department, bureau, commission or agency, including without limitation tax returns.

                  (d) Promptly and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a certification of a Designated Representative that no Event of Default has occurred and Company is in compliance with all covenants and agreements made by Company and contained in this Agreement or any of the Loan Documents.

            9.5 Notice of Certain Events. Promptly notify Bank if (a) Company learns of the occurrence of any event which constitutes, or will constitute, with the passage of time or the giving of notice or both, an Event of Default or a default under this Agreement or any of the other Documents, together with a detailed statement by a responsible officer of Company specifying the nature thereof and what action Company is taking or proposes to take with respect thereto, or (b) Company receives any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of Company or of any security (as defined in the Securities Act of 1933, as amended) of Company with respect to a claimed default, together with a detailed statement by a responsible officer of Company specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Company is taking or proposes to take with respect thereto, or (c) Company learns of the existence of any legal, judicial or regulatory proceedings affecting Company or any property of Company in which the amount involved is material and is not covered by insurance or which, if adversely determined, would cause a material adverse change in the financial condition of Company, or
(d) there shall occur or exist any other event or condition causing a material adverse change in the financial condition of Company.

            9.6 Opinions. Deliver to Bank, concurrently with the delivery thereof to Trustee, a copy of each opinion of counsel required pursuant to the Bond Documents, in each case addressed to Bank.

            9.7 Defaults of Others. Use its best efforts to cure or cause to be cured all defaults of Trustee or Issuer under the Bond Documents, if economically practical and/or required in order to avoid an acceleration of the Series A Bonds.

            9.8 Tax Appeals. Bring, maintain and diligently prosecute any and all actions, appeals and proceedings which are available to Company in order to challenge, reverse or set aside a "Determination of Taxability," as that term is defined in the Bond Documents.

            9.9 Surplus Construction Funds. Subsections 3.3(h)(i) and (iv) of the Series A Loan Agreement notwithstanding, use moneys in the Construction Fund (as defined in the Series A Loan Agreement) remaining after the Project is complete and fully paid for solely for the purposes described in subsecm tions 3.3(h)(ii) and (iii) of the Series A Loan Agreement.

            9.10 Notice re Disbursement Conditions. Promptly notify Bank if Company learns that any Condition to Disbursement was not on the date of this Agreement, or has since ceased to be, fulfilled.

            9.11 Insurance. Provide or cause to be provided the following policies of insurance in connection with the

Company Properties and the improvements located thereon (the "Company Improvements"):

                  (a) workers' compensation insurance and any other insurance required by law in connection with the Project;

                  (b) builder's risk-all risk insurance covering 100% of the replacement cost of the Company Improvements during the course of construction and following completion, and all related personal property, in the event of fire, lightning, windstorm, vandalism, malicious mischief and such other hazards, casualties and contingencies as are normally and usually covered by extended coverage policies in effect in the localities where the Company Properties are situated (including insurance against loss by flood if any of the Company Properties are now or hereafter located in an area designated as being subject to the danger of flood);

                  (c) public liability insurance in an amount deemed necessary from time to time by Bank, but in no event less than $10,000,000 for a "single occurrence";

                  (d) property damage insurance in an amount deemed necessary from time to time by Bank, but in no event less than $1,000,000;

                  (e) such business interruption insurance with respect to business uses of the Company Properties as Bank may require (including insurance against rental or income loss during a period of repair or restoration of damage for a period of at least one year); and

                  (f) such other policies of insurance as Bank may reasonably require from time to time.

All such insurance coverages (i) shall be maintained as long as any obligation of Company in connection with this Agreement, the Series A Letter of Credit or any of the other Loan Documents remains outstanding at Company's sole cost and expense, (ii) shall be with insurers of recognized responsibility which are approved in writing by Bank, (iii) shall be in form and substance satisfactory to Bank, (iv) shall include a "lender's loss payable endorsement" (form 438 BFU) in form and substance satisfactory to Bank, assuring Bank that all proceeds are to be payable to Bank and Trustee as their interests may appear, (v) shall contain a provision to the effect that the insurer shall not cancel the policy or modify it materially and adversely to the interests of Bank and Trustee, as their interests appear, without first giving Bank at least thirty (30) days' prior written notice thereof, and (vi) shall be in such deductible amounts as Bank and Company shall agree upon (in the absence of which agreement such policies shall not have deductible amounts). Certificates of insurance for all of the above insurance policies, showing the same to be in full force and effect, shall be delivered to Bank upon demand by Bank therefor at any time while any obligation of Company in connection with the Series A Bonds, this Agreement, the Series A Letter of Credit or any of the Loan Documents remains outstanding. All policies insuring against damage to the Company Improvements shall contain an agreed value clause sufficient to eliminate any risk of cominsurance.

                  9.11.1 Delivery of Proceeds to Bank. In the event that, notwithstanding the "lender's loss payable endorsement" requirement of this
Section 9.11, the proceeds of any insurance policy described herein are paid to Company, Company shall deliver such proceeds to Bank immediately upon receipt.

                  9.11.2 Application of Casualty insurance Proceeds. Any proceeds collected (the "Proceeds"") under any fire or other physical damage insurance policy described in this Section 9.11 shall be disbursed to Company as provided in subsection 9.11.2.1, but only upon fulfillment of each of the following conditions within 60 days following the occurrence of the damage for which the Proceeds are collected:

                  (a) Company shall demonstrate to Bank's reasonable satisfaction that the Proceeds (together with amounts deposited by Company pursuant to subsection (b)) will be adequate to accomplish the repair and reconstruction of the Company Improvements that have been damaged or destroyed, and to restore the fair market value of the Company Property to at least the value it had immediately prior to sustaining the damage. Such demonstration shall include delivery to Bank of (i) plans and specifications reasonably satisfactory to Bank and (ii) a construction contract in form and content, and with a contractor, reasonably satisfactory to Bank.

                  (b) To the extent that the Proceeds are insufficient to accomplish the repairs and reconstruction required above, Company shall deliver to Bank funds (the "Shortfall Funds") in the amount of such shortfall, which funds shall be assigned to Bank and Trustee as security for the Secured Obligations and shall be held and disbursed in the same manner as the Proceeds; provided, however, that if such damage occurs to the Project prior to the completion of the Project, Company shall deliver the Shortfall Funds to Depository for deposit into the Construction Fund.

            (c) Company shall execute such documents, in form and content satisfactory to Bank, as Bank requires to evidence and secure Company's obligation to use all amounts disbursed for the prompt repair and reconstruction of the Company Property in accordance with the plans and specifications approved by Bank.

            (d) There shall have occurred no Event of Default which remains uncured or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, and Bank shall have received a certificate to that effect signed by a Desigm nated Representative.

                  9.11.2.1 Any Proceeds and Shortfall Funds to be disbursed to Company shall be held by Bank (or Depository, as applicable) in a noninterest-bearing account (or the Construction Fund, as applicable) and disbursed in accordance with Bank's customary construction lending practices. Any amounts remaining undisbursed following completion of (and full payment for) such repairs and reconstruction shall be returned to Company up to the amount of any Shortfall Funds deposited by Company, and any other amounts remaining shall, as Bank chooses in its sole and absolute discretion, either (a) be paid to Company or (b) applied by Bank and/or Depository against (and/or held by Bank as security for) Company's obligations to Bank and Trustee, as their interests in the Company Property then appear.

                  9.11.2.2 In the event Company fails to fulfill the conditions set forth in subsections 9.11.2(a) through 9.11.2(d) within 60 days following the date on which the damage occurs, the Proceeds shall be applied by Bank and/or Depository against (and/or held by Bank as security for) Company's obligations to Bank and Trustee, as their interests in the Company Property then appear.

                  9.11.2.3 In the event Bank and/or Depository applies any Proceeds against (and/or Bank holds any Proceeds as security for) any portion of Company's obligations to Bank and Trustee and the fair market value of the Company Property (together with all other collateral then held by Bank and Trustee for such obligations) immediately thereafter is, in

Bank's reasonable judgment, inadequate to secure all remaining obligations to Bank and Trustee secured by the Deed of Trust and the mortgage and deed to secure debt described in subsections 4.2(b) and (c), above (collectively, the "Company Deeds of Trust"), as applicable, Bank may thereupon require that Company, within 30 days of Bank's written demand, provide additional cash collateral in the minimum amount necessary to reduce such remaining obligations to an amount for which Bank's and Trustee's interest in the Company Property is adequate security.

            9.12 Payment of Taxes, Assessments and Charges. Pay all taxes, assessments, charges and levies imposed by any public authority or utility company which are or may become a lien affecting any Company Property or any part thereof, including without limitation assessments on any appurtenant water stock; provided, however that Company shall not be required to pay and discharge any such tax, assessment, charge or levy so long as (a) the legality thereof shall be promptly and actively contested in good faith and by appropriate proceedings and (b) Company maintains reserves adequate to pay any liabilities contested pursuant to this Section 9.12.

            9.13 Compliance with Requirements. Comply with all conditions, covenants, restrictions, easements, reservations, rights, rights of way and all applicable laws, ordinances, regulations, use permits, occupancy permits, building permits and other requirements, including without limitation those affecting or relating to each Company Property, the construction of any improvements thereon or Company's operations thereon.

            9.14 Maintenance and Furnishing of Properties. Maintain the Company Properties, and each portion thereof (including without limitation equipment, machinery and fixed assets) fully furnished and in good condition and repair; and not permit any waste or damage with respect thereto.

      10. Negative Covenants. For so long as any obligation of Company in connection with this Agreement or any of the other Loan Documents remains outstanding, Company shall not, unless Bank otherwise consents in writing:

            10.1 Transfers of Property or Obligations. Assign or delegate any obligations in connection with the Series A Bonds, the Series A Letter of Credit, this Agreement or any of the other Documents, or sell, assign, convey, lease as a whole or otherwise transfer any Company Property or any interest therein, without the express prior written consent of Bank, which consent may be granted or withheld by Bank in its sole discretion. In connection with the restrictions contained in this
Section 10.1, Company acknowledges that Bank has entered into the transaction contemplated by this Agreement in reliance upon the financial strength, creditworthiness, reputation and management expertise of Company and would not have entered into such transaction but for such reliance.

            10.2 Liens on Property. Create or cause or suffer to become effective any mortgage, deed of trust or like lien or encumbrance affecting the Property or any portion of the same, except for the liens of the Deed of Trust, the Series A Intercreditor Agreement and the Permitted Encumbrances. In connection with the restrictions contained in this Section 10.2 and in Section 10.3, below, Company acknowledges that further liens on the Property are prohibited pursuant to the Bond Documents and that, with any rehabilitation project of the magnitude contemplated by this Agreement, numerous modifications of the plan of development may be necessary from time to time during the course of rehabilitation, including modification of matters relating to the financing of rehabilitation. Under these circumstances, the existence of junior liens against all or any portion of the Property, the holders of which would be required to consent to such modifications in order to adequately protect the position of the Bank as lien holder on the Property, would impair the expeditious completion of the Improvements, to the detriment of all parties. In connection with the covenant contained in this Section 10.2 and Section 10.3, below, Company acknowledges further that further liens and encumbrances on the Property or any Company Property will, in Bank's view, materially impair Company's financial strength and creditworthiness.

            10.3 Liens on Personal Property. Install in, or otherwise use in connection with, the Company Improvements any personal property under any security agreements or similar agreements however denominated whereby the right is reserved or accrues to anyone to remove or repossess any such items or whereby any Person other than Bank or Trustee reserves or acquires a lien upon such items.

            10.4 Leases. Enter into any leases, management agreements or other agreements pursuant to which any Person is given any right to occupy, manage or operate any Company Property or any portion thereof or space therein other than
(a) leases or agreements which are expressly terminable at will by Company and its successors and assigns on not more than thirty (30) days' notice, and (b) other leases and agreements, subject to the express prior written approval of Bank (which approval shall not be unreasonably withheld).

            10.5 Easements. Grant, convey or cause to be effective any easement, license, right of way, or title restriction or limitation affecting any Company Property or any portion of the same without the express prior written consent of Bank (which consent shall not be unreasonably withheld); provided, however, that Company may grant routine easements which are reasonably necessary and required by governmental or quasigovernmental entities or utility companies for the furnishing of utilities or services without the requirement of such consent by Bank, so long as such easements shall not materially weaken, diminish or impair the security of any Company Deed of Trust or interfere with the intended use of any Company Property.

      11.   Events of Default and Remedies Upon Default.

            11.1 Events of Default. The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an Event of Default hereunder:

                  (a) Company shall fail to pay any amount of principal or interest owing under this Agreement or any of the other Loan Documents, together with interest thereon from the due date until payment at the rate provided in Article 13, within ten (10) days after the date on which payment is due; or

                  (b) Either Company or Guarantor shall fail to perform or observe any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed the breach of which can be cured by the payment of money, within ten (10) days after notice; or

                  (c) Either Company or Guarantor shall fail to perform or observe any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed, other than terms, covenants or agreements the breach of which can be cured by the payment of money, within thirty (30) days after notice (provided, however, that if cure cannot reasonably be effected within such thirty (30) day period there shall be no Event of Default under this Section 11.1(c) so long as Company or Guarantor commences cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion); or

                  (d) Trustee declares any default in connection with the Series A Bonds or the Bond Documents or there is a Determination of Taxability (as defined in the Trust Indenture); or

                  (e) Company shall fail to perform or observe any term, covenant or agreement contained in any of the Bond Documents on its part to be performed or observed; or

                  (f) Any representation or warranty in any of the Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Documents proves to have been incorrect in any material respect when made; or

                  (g) All or a substantial portion of the Property or any of the Supplemental Properties is condemned, seized or appropriated by a governmental authority; or

                  (h) The dissolution or liquidation of Company or Guarantor or failure by Company or Guarantor promptly to lift any execution, garnishment or attachment of such consequence as will materially impair its ability to make any payments under the Loan Documents, or the entry of an order for relief by a court of competent jurisdiction in any proceeding for the liquidation or reorganization of Company or Guarantor, or the filing of a petition by or against Company or Guarantor under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted, or an assignment by Company or Guarantor for the benefit of its creditors, or the entry by Company or Guarantor into an agreement of composition with its creditors or the appointment of a receiver, trustee, custodian, liquidator or similar officer for Company or Guarantor; or

                  (i) Cessation of ownership or operation by Company or Guarantor, as applicable, of the Property or any of the Supplemental Properties (except as a result of damage, destruction or condemnation of the Property or any of the Supplemental Properties, if Company or Guarantor thereafter complies with the provisions of the Loan Documents pertaining thereto), including such cessation without the prior approval of Bank required under Section 11.2 of the Guaranty; or

                  (j) The occurrence of any Event of Default under the Series B Reimbursement Agreement.

            11.2 Remedies Upon Default. Upon the occurrence of any Event of Default, Bank may, at its option, do any or all of the following:

                  (a) Declare the principal of all amounts owing under this Agreement and the other Loan Documents (including all obligations secured by the Security Documents) and all other indebtedness of Company to Bank, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

                  (b) Implement any remedies available to Bank under or in connection with the Bond Documents;

                  (c) Terminate its consent to the disbursement or release of the remaining Series A Bond Proceeds;

                  (d) If the Event of Default may be cured by Bank by taking actions or making payments of money, Bank shall have the right (but not the obligation) to take such actions (including without limitation the retention of attorneys and the commencement or prosecution of actions on its own behalf or on behalf of Company), or make such payments and pay for the costs of such actions (including without limitation attorneys' fees and court costs) from its own funds; provided, however, that the taking of such actions at Bank's expense or the making of such payments by Bank out of Bank's own funds shall not be deemed to cure such Event of Default, and the same shall not be so cured unless and until Company shall have reimbursed Bank for any costs incurred in taking such actions and for any such payments, together with interest at the rate provided for in Article 13, from the date of incurring such costs or making such payments until the date of reimbursement. If Bank advances its own funds for such purposes, such funds shall be secured by the Security Documents, notwithstanding that such advances may cause the total amount advanced hereunder to exceed the amount committed to be advanced pursuant to this Agreement, and Company shall immediately upon demand reimburse Bank therefor with interest at the rate provided for in Article 13, from the date of such advance until the date of reimbursement; and

                  (e) Exercise any and all of its rights under the Documents or as provided by law including, without limitation, making demand upon Guarantor and collecting upon the Guaranty and foreclosing on any security, and exercise any other rights with respect to any security for Company's obligations hereunder, whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as Bank in its sole discretion may determine,

            11.3 Cumulative Remedies; No Waiver. All remedies of Bank provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Series A Letter of Credit, the Security Documents, the Bond Documents or any of the other Loan Documents, or provided by law from time to time; provided, however, that Bank hereby agrees to waive, during the pendency of any proceeding by or against Company or Guarantor in bankruptcy or reorganization, its right to set off any and all deposits (general or special) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Company or Guarantor, as applicable, against any and all of the obligations of Company or Guarantor, as applicable, now or hereafter existing under this Agreement or in any of the other Loan Documents. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Series A Letter of Credit, the Security Documents, the Bond Documents or any of the other Loan Documents, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Bank in the exercise of any rights hereunder or under the Series A Letter of Credit, the Security Documents, the Bond Documents or any of the other Loan Documents, unless in the exercise of said rights, Bank and Trustee realize all amounts owed to either under the Series A Letter of Credit, this Agreement, the Security Documents, the Bond Documents and any of the other Loan Documents and all Events of Default are cured. No waiver by Bank of any default or breach by Company or Guarantor hereunder shall be implied from any omission by Bank to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default expressly made the subject of the waiver. Any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to or of any act by Company or Guarantor requiring further consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent act.

      12. Miscellaneous.

            12.1 Actions. Bank shall have the right to commence, appear in, and defend any action or proceeding purporting to affect the rights or duties of Bank, Company or Guarantor hereunder or under the Guaranty or the payment of any funds hereunder or under the Guaranty, and in connection therewith Bank may pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Company agrees to pay to Bank, on demand, all costs and expenses incurred by Bank in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the rate provided in
Article 13. In the event that either Bank or Company shall bring an action against the other to interpret or enforce the terms or provisions of the Series A Letter of Credit, this Agreement or any of the other Loan Documents, the prevailing party-in such action shall be entitled to recover its attorneys' fees and costs (whether or not taxable) as awarded by a court of competent jurisdiction, whether or not such action is prosecuted to final judgment.

            12.2 Nonliability of Bank, Company acknowledges and agrees that:

                  (a) the relationship between Company and Bank is, and shall at all times remain, solely that of borrower and lender, and Bank neither undertakes nor assumes any responsibility or duty to Company to select, review, inspect, supervise, pass judgment upon or inform Company of any matter in connection with the Project, including without limitation matters relating to the adequacy or legal sufficiency of any of the documents, agreements or arrangements pertaining to the Series A Bonds, the Bond Documents or the rights or obligations of any Person in connection therewith; and Company shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or information supplied to Company by Bank in connection with such matters is for the protection of Bank only and neither Company nor any other Person is entitled to rely thereon;

                  (b) Bank owes no duty of care to protect Company against negligent, faulty, inadequate or defective building or construction;

                  (c) Bank shall not be responsible or liable to Company for any loss, damage, liability or claim of any kind relating to injury or death to persons or damage to property in connection with the negligent, faulty, inadequate or defective building or construction or use or operation of any of the Properties, and Company hereby indemnities and holds Bank harmless from any such loss, damage, liability or claim.

                  (d) Bank shall not be responsible or liable to Company for use which may be made of the Series A Letter of Credit or for any acts or omissions of Trustee and any beneficiary or transferee in connection therewith;

                  (e) Bank shall not be responsible or liable to Company for the validity, sufficiency or genuineness of documents (except as to Bank's signatures thereon), or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged (except to the extent Bank is grossly negligent in accepting or relying upon such documents);

                  (f) Bank shall not be responsible or liable to Company as a result of any circumstances in any way related to the making or failure to make payment under the Series A Letter of Credit, other than as a result of the gross negligence or willful misconduct of Bank.

            12.3 No Representations by Bank. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Bank pursuant to this Agreement or any of the other Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Bank. Bank may accept documents in connection with the Series A Letter of Credit or any of the other Documents which appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            12.4 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Company and Bank in connec" tion with the Series A Letter of Credit. It shall be deemed a supplement to the Security Documents. It is made for the sole protection of Company, Bank, and Bank's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof, except to the extent that Trustee is expressly granted rights hereunder.

            12.5 Indemnity by Company. Company hereby indemnifies and holds harmless Bank and its directors, officers, agents and employees (collectively the "indemnitees") from and against:

                  (a) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against Company in connection with the issuance of the Series A Letter of Credit, the Series A Bonds, any of the Bond Documents, or the transaction to which such documents pertain;

                  (b) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person and arise from or in connection with (i) any statement or omission, actual or alleged, in the Bond Documents, or (ii) any breach or default, actual or alleged, of the representations, warranties, covenants, conditions or agreements contained in this Agreement or any of the other Loan Documents or in any of the Bond Documents; and

                  (c) any and all liabilities, losses, costs or expenses (including court costs and attorneys' fees) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in Section 12.5(a) or Section 12.5(b), above.

The indemnity contained in this Section 12.5 shall not extend to any claims, demands, actions, causes of action, liabilities, losses, costs or expenses which result solely from the gross negligence or willful misconduct of Bank.

            12.6 Commissions. Company hereby indemnities and holds Bank harmless from any responsibility, cost and/or liability, including any attorneys' fees incurred, in connection with any claim by any Person for the payment of any commission, charge or brokerage fee in connection with the Series A Bonds or any of the other transactions contemplated in connection with this Agreement.

            12.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company, Bank and their respective successors and assigns, subject to the provisions of Section 10.1, above.

            12.8 Execution in Counterparts. This Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            12.9 Prior Agreements; Amendments; Consents. This Agreement, together with the other Documents, contains the entire agreement between Bank and Company with respect to the Series A Letter of Credit, and all prior negotiations, understandings and agreements with respect to the Series A Letter of Credit are superseded by this Agreement and the other Documents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any of the other Loan Documents, and no consent to any deparm ture by Company therefrom, may in any event be effective unless in writing signed by Bank, and then only in the specific instance and for the specific purpose given.

            12.10 Survival of Representations and Warranties. All representations and warranties of Company contained herein or in any other Loan Document (qualified in each case by the facts and circumstances surrounding each such document at the time such document was executed) will survive the delivery of the Series A Letter of Credit and are material and have been and will be relied upon by Bank, notwithstanding any investigation made by Bank or on behalf of Bank. For the purpose of the foregoing, all statements contained in any certificate, agreement or other writing delivered by or on behalf of Company or Guarantor pursuant hereto or pursuant to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Company contained herein or in the other Loan Documents, as the case may be.

            12.11 Notices. All notices, requests, demands, directions and other communications provided for in this

Agreement and under any of the other Loan Documents must be in writing and must be mailed, telegraphed, delivered or sent by Telex or cable to the appropriate party at its address as follows:

            If to Company:

                        Radiation Sterilizers, Incorporated
                        3000 Sand Hill Road, Building 4, Suite 245
                        Menlo Park, California 94025
                        Attention: Charles W. King, Jr.

                  with a copy to:

                        Gerald Wright, Esq.
                        General Counsel
                        Radiation Sterilizers, Incorporated
                        3000 Sand Hill Road, Building 4, Suite 245
                        Menlo Park, California 94025

            If to Bank:

                        Wells Fargo Bank, N.A.
                        Real Estate Industries Group
                        2055 Gateway Place, Suite 200
                        San Jose, California 95110
                        Attention:  George Huxtable
                                 Vice President

                  with a copy to:

                        Sheppard, Mullin, Richter & Hampton
                        333 South Hope Street
                        48th Floor
                        Los Angeles, California 90071
                        Attention: Robert E. Williams

Addresses for purposes of notice may be changed from time to time by written notice sent to the other parties in accordance with this Section 12.11. Any notice, request, demand, direction or other communication given by telegram, Telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. If any notice, request, demand, direction or other communication is given by mail it will be effective upon the earlier of (a) 96 hours after deposit in the U.S. Mail, certified or registered mail, return receipt requested postage prepaid or (b) actual receipt, as indicated by the return receipt; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by Telex, when sent; or if given by personal delivery, when delivered.

                  12.12 Further Assurances. Company shall, at its expense and without expense to Bank, do, execute and deliver such further acts and documents as Bank from time to time requires for the purpose of assuring and confirming unto Bank the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity of any security interest or lien under any Security Document.

                  12.13 Governing Law. All of the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

                  12.14 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.

                  12.15 Inconsistency With Security Documents. In the event that any of the provisions of the Security Documents are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

                  12.16 Headings. Article and section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

                  12.17 Time of the Essence. Time is of the essence.

                  12.18 No FDIC Insurance. Company and Bank hereby agree that the transaction contemplated in this Agreement is not intended to and shall not constitute a "deposit" within the meaning of 12 U.S.C. Section 1813(l)(1). Neither Company nor Bank nor any successor or assign of either shall make any claim against the Federal Deposit Insurance Corporation in the event of any failure by Bank, in whole or in part, to fulfill its obligations with respect to any draw or draws under the Series A Letter of Credit.

            13. Interest and Payment Terms.

                  13.1 Manner of Payment. All amounts to be paid to Bank under this Agreement and the other Loan Documents shall be paid to Bank at its banking offices at 2055 Gateway Place, Suite 200, San Jose, California 95110, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. All such payments shall be in immediately available funds, and shall be timely only if received by Bank before 1:00 p,m., San Francisco, California, time, on the date that such payment is required to be made. Any payment received by Bank after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on Bank's next following business day. As used in this Article 13, the term "business day" shall mean a day other than a Saturday, Sunday or a day upon which banking institutions in the State of California are authorized or required by law to close. If the date for any payment to Bank falls on a day that is not a business day, then for all purposes of such payment the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of payments of interest,

                  13.2 Interest. Interest shall accrue on all amounts owing to Bank under this Agreement and the other Loan Documents and remaining from time to time unpaid, from the date so paid by Bank or otherwise becoming owing under the Loan Documents until payment thereof, at a varying rate per annum (based on an actual day basis using a 360 day year) which is two percent (2%) above the floating commercial loan rate announced by Bank from time to time as its prime rate, provided that the interest rate shall not exceed the maximum lawful non-usurious rate of interest under applicable law. Adjustments in the varying interest rate shall be made on the same day as each change in the announced prime rate.

                  13.3 Waivers. Company and any and each co-maker, guarantor, accommodation party, endorser or other person liable for the payment or collection of any and all amounts owed to Bank under the Loan Documents expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect such amounts and in the handling of any collateral at any time existing as security in connection therewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any such amount or in connection with any lien or security interest at any time had or existing as security for any such amount.

            14. Condemnation.

Company hereby assigns to Bank and Trustee, for their equal and ratable benefit, as security for all obligations secured by the Company Deeds of Trust from time to time, all compensation, awards and other amounts payable to Company in connection with any taking of any portion of the Company Properties for public use, and any proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith (collectively, "Compensation"). Company shall deliver all Compensation to Bank immediately upon receipt, In the event Bank chooses, in its sole and absolute discretion, to waive the Event of Default described in Section 11.1(g), above, any Compensation received by Bank shall be (i) disbursed to Company for repairs and reconstruction and/or (ii) paid to Company and/or (iii) applied by Bank and/or Trustee against Company's obligations (or held as security therefor), in accordance with the rights, procedures and other provisions set forth in Section 9.11, above, for the application of casualty insurance proceeds; and the requirements set forth in Sections 9.11.2(b), above and 9.11.2.3, above, respectively, with regard to Company's deposit of Shortfall Funds and additional collateral shall also apply.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        "Company":

                                        RADIATION STERILIZERS, INCORPORATED,
                                        a California corporation



                                        By /s/ unreadable
                                           -------------------------------
                                            Its President
                                                --------------------------



                                        By /s/ unreadable
                                           -------------------------------
                                            Its Secretary
                                                --------------------------

                                        "Bank":

                                        WELLS FARGO BANK, N.A.,
                                        a national banking association



                                        By /s/ Jerry ????
                                           -------------------------------
                                        Assistant Vice President
                                        ----------------------------------
                                        Printed Name and Title

                                   EXHIBIT "A"



                            SERIES A LETTER OF CREDIT


                                                  Irrevocable Letter of
                                                  Credit No.________________
                                                  Dated as of_________, 19_____

Bank One Trust Company, N.A,
as Trustee and Paying Agent
100 East Broad Street
Columbus, Ohio 43271-0181
Attention: Corporate Trust Administration

Ladies and  Gentlemen:

            Wells Fargo Bank, N.A. ("Bank") hereby establishes in your favor for the account of Radiation Sterilizers, Incorporated, a California corporation ("Company"), its Irrevocable Letter of Credit No.___________("Series A Letter of Credit") in a maximum amount of up to $2,198,596.00 (as more fully described below) effective immediately and expiring at Bank's counters by 4:00 P.M., San Francisco time, on December 15, 1988, unless extended by Bank (the "Expiration Date").

            This Series A Letter of Credit is being issued in connection with that certain Trust Indenture (the "Trust Indenture") dated as of November 1, 1985, between you, as Trustee, and the Trinity River Industrial Development Authority, a nonprofit industrial development corporation (the "Issuer"), pursuant to which the Issuer has agreed to authorize and issue and sell Trinity River Industrial Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Radiation Sterilizers, Incorporated Project), Series 1985A (the "Series A Bonds"), in the aggregate principal amount of $2,150,000.00, the payment of which Series A Bonds is secured by, among other things, this Series A Letter of Credit,

            As used in this Series A Letter of Credit, the term "business day" shall mean a day other than (i) a Saturday, (ii) a Sunday, (iii) a day upon which banking institutions in the State of California, the State of Texas or the City of New York are authorized or required by law to close, or (iv) a day on which the New York Stock Exchange, Inc. is closed.


            You, as Trustee and Paying Agent, pursuant to the Trust Indenture, are hereby irrevocably authorized to draw on Bank, for the account of Company, in accordance with the terms and conditions hereof and subject to reductions in amounts as hereinafter set forth, an aggregate amount not exceeding $2,198,596.00 (Two Million One Hundred Ninety-Eight Thousand Five Hundred Ninety-Six Dollars) (the "Stated Amount"), of which (A) an aggregate amount not exceeding $2,150,000.00 may be drawn upon with respect to "A Drawings" and "C Drawings", as defined below, to cover principal of the Series A Bonds, and (B) an aggregate amount not exceeding $48,596.00 may be drawn upon with respect to "B Drawings," "D Drawings" and A Drawings", as defined below, to cover 55 days of interest (calculated at an assumed interest rate of 15% per annum) on the Series A Bonds.

            Funds under this Series A Letter of Credit are only available to you against your draft(s) drawn on Wells Fargo Bank, N.A., stating on their face:
"Drawn under Wells Fargo Bank, N.A. Irrevocable Letter of Credit
No.___________and upon your presenting to Wells Fargo Bank, N.A. one or more of the following written certificates:

            (A) Your written certificate signed by you in the form of Exhibit A attached hereto appropriately completed (an "A Drawing");

            (B) Your written certificate signed by you in the form of Exhibit B attached hereto appropriately completed (a "B Drawing");

            (C) Your written certificate signed by you in the form of Exhibit C attached hereto appropriately completed (a "C Drawing");

            (D) Your written certificate signed by you in the form of Exhibit D attached hereto appropriately completed (a "D Drawing");

            (E) Your written certificate signed by you in the form of Exhibit E attached hereto appropriately completed (an "E Drawing").

            All documents presented to Bank in connection with any demand for payment hereunder, as well as all notices and other communications to Bank with respect to this Series A Letter of Credit, shall be in writing and addressed and presented to Bank at its offices at 475 Sansome Street, San Francisco, California 94111, Attention: Letter of Credit Operations - AU 1175, or any other place in the United States which may be designated by Bank by written notice delivered to you. Such documents, notices and other communications shall be personally delivered to Bank, or may be sent to Bank by tested Telex in which case draft requirements are waived.

            If Bank receives any of your drafts drawn hereunder at such office, all in strict conformity with the terms and conditions of this Series A Letter of Credit, on or prior to the Expiration Date, Bank will honor the same and make payment hereunder. Payments to you under this Series A Letter of Credit shall be made by wire transfer of immediately available funds to Bank One, Columbus, N.A., Columbus, Ohio, for your Account No. 04-0178-7, Attn: Corporate Trust Administration, or into such other account as you designate to Bank in writing from time to time. If a proper draft and certificate are presented by 11:30 A.M., New York time, payment will be made that same business day; otherwise payment will be made the next business day.

            Upon a Drawing hereunder, the total amount of this Series A Letter of Credit shall be reduced as follows:

            (A) With respect to any A or B Drawing, the total amount of this Series A Letter of Credit shall be reduced by the amount of such Drawing;

            (B) With respect to any C or D Drawing, the total amount of this Series A Letter of Credit shall be reduced by the amount of such Drawing, provided that Bank shall reinstate the amount of such drawing if such amount is paid to Bank by Company prior to default under that certain Series A Reimbursement Agreement dated as of November 1, 1985 (the "Series A Reimbursement Agreement"), by and between Company and Bank. In addition, in the event Bank transfers any Series A Drawing Bonds (as defined in the Series A Reimbursement Agreement) in its possession following any C Drawing to any person or entity (other than to you, as Trustee, for cancellation), an amount equal to the amount of such C Drawing (and any corresponding D Drawing) which was applied to pay principal and interest on the Series A Bonds being so transferred shall automatically be reinstated hereunder. Bank will send notice of any such reinstatement to you, as Trustee, in the form attached hereto as Exhibit F; and

            (C) With respect to any E Drawing, the total amount of this Series A Letter of Credit shall be reduced by the amount of such Drawing and such amount shall then be immediately and automatically reinstated, and Bank will send notice of such reinstatement to you, as Trustee, in the form attached hereto as Exhibit F.

            Only you, as Trustee and Paying Agent, may make a drawing under this Series A Letter of Credit. Upon the payment to you, as Trustee and Paying Agent, of the amount specified in a draft drawn hereunder, Bank will be fully discharged on its obligation under this Series A Letter of Credit with respect to such draft and shall not thereafter be obligated to make any further payments under this Series A Letter of Credit in respect to such draft to you or any other person who may have made to you or makes to you a demand for payment of principal of, purchase price of or interest on any Series A Bond. By paying to you an amount demanded in such draft(s) we make no representation as to the correctness of the amount demanded in such draft(s).

            Upon the earliest of (i) 15 days after the making by you of an A Drawing (and any associated B Drawing) hereunder (other than an A Drawing for partial redemption); (ii) Bank's receipt of a certificate signed by your officer and an officer of Company stating (a) that no Series A Bonds are Outstanding within the meaning of the Trust Indenture and (b) that such officers are duly authorized to sign such certificate on behalf of you and Company; (iii) Bank's receipt of a certificate signed by your officer and an officer of Company stating (a) that an Alternate Letter of Credit (as defined in the Trust Indenture) has been accepted by you as Trustee under the Trust Indenture and (b) that such officers are duly authorized to sign such certificate on behalf of you and on behalf of Company; (iv) Bank's receipt of a certificate signed by your officer and an officer of Company stating (a) that no less than 15 days prior to the date of such certificate, the interest rate on the Series A Bonds was converted to a Fixed Interest Rate (as defined in the Trust Indenture), (b) that you have not received written notification from both Company and Bank stating that this Series A Letter of Credit is not to be cancelled, and (c) that such officers are duly authorized to sign such certificate on behalf of you and on behalf of Company; or (v) the Expiration Date, this Series A Letter of Credit shall automatically terminate and be delivered to Bank for cancellation.

            This Series A Letter of Credit shall be governed by (i) the Uniform Customs and Practice for Documentary Credit as fixed by the Congress of the International Chamber of Commerce from time to time (the "Uniform Customs") and
(ii) the laws of the State of California, including the Uniform Commercial Code as in effect in the State of California. In the event of a conflict between the Uniform Customs and the laws of the State of California, the Uniform Customs shall prevail. Communications with respect to this Series A Letter of Credit shall be in writing and shall be addressed to Bank at its offices at 475 Sansome Street, San Francisco, California 94111,
Attention: Letter of Credit Operations -AU 1175, specifically referring to the number of this Series A Letter of Credit.

            This Series A Letter of Credit is transferable in its entirety to any transferee who has succeeded you as Trustee under the Trust Indenture. Each letter of credit issued upon any such transfer may be successively transferred. Transfer of the available balance under this Series A Letter of Credit to such transferee shall be effected by the presentation to Bank of this Series A Letter of Credit accompanied by a certificate substantially in the form of Exhibit G attached hereto. Following such presentation, and as soon as this original Series A Letter of Credit is returned to the Bank and the Bank has been paid its customary transfer fee, Bank shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue an irrevocable letter of credit to your transferee with provisions therein consistent with those of this Series A Letter of Credit.

            This Series A Letter of Credit sets forth in full Bank's undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Series A Bonds and the Trust Indenture), except only the certificates) and the draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate (s) and such draft(s).

            In the event of any failure by Bank, in whole or in part, to fulfill its obligations with respect to any draw or draws under this Series A Letter of Credit, no person or entity shall have the right to make any claim against the Federal Deposit Insurance Corporation in connection with such failure. By its signature below, Bank One Trust Company, N.A., a national banking association, as Trustee and Paying Agent, acknowledges receipt of this Series A Letter of Credit and agrees that the terms of this paragraph shall bind itself and its successors and assigns.


                                             Very truly yours,

                                             WELLS FARGO BANK, N.A.



                                             By______________________________

                                                Its__________________________


ACCEPTED AND AGREED TO
THIS ___ DAY OF NOVEMBER, 1985:
BANK ONE TRUST COMPANY, N.A.



By______________________________

   Its _________________________

                                    EXHIBIT A


                           CERTIFICATE FOR "A DRAWING"

                (PRINCIPAL UPON ACCELERATION, PARTIAL REDEMPTION,
                          FULL REDEMPTION, OR MATURITY)


            The undersigned, a duly authorized officer of Bank One Trust Company, N.A., a national banking association, as Trustee ("Trustee") and as Paying Agent ("Paying Agent") hereby certifies to Wells Fargo Bank, N.A. ("Bank"), with reference to Wells Fargo Bank, N.A. Irrevocable Letter of Credit No.___________ (the "Series A Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by Bank in favor of Trustee and Paying Agent, that:

            (1) The undersigned is Trustee and Paying Agent under the Trust Indenture for the holders of the Series A Bonds.

            (2) The undersigned is making a drawing under the Series A Letter of Credit with respect to the payment of principal upon acceleration, partial redemption, full redemption or maturity of the Series A Bonds.

            (3) The amount of the draft accompanying this certificate, together with the aggregate of all prior A Drawings and C Drawings under the Series A Letter of Credit for the payment of the principal amount of purchase price of the Series A Bonds (other than C Drawings for which Bank has delivered notices of reinstatement), does not exceed $2,150,000,00.

            (4) The amount of the draft accompanying this certificate, together with the aggregate of all prior Drawings under the Series A Letter of Credit (other than Drawings for which the Series A Letter of Credit has been reinstated), does not exceed the Stated Amount, and was computed in accordance with the terms and conditions of the Series A Bonds and the Trust Indenture.

            (5) Upon receipt by the undersigned of the amount demanded hereby,
(a) the undersigned will apply it directly to the payment when due of the appropriate amount of principal owing on account of the Series A Bonds pursuant to the Trust Indenture, (b) no portion of it shall be applied by the undersigned for any other purpose, and (c) no portion of it shall be commingled with other funds held by the undersigned or the Depository (as defined in the Series A Reimbursement Agreement). This drawing is made in accordance with the provisions of the Trust Indenture.

            IN WITNESS WHEREOF, Trustee and Paying Agent has executed and delivered this certificate as of the ________ day of ___________, 19__.



                                           BANK ONE TRUST COMPANY, N.A.,
                                           a national banking association,
                                           as Trustee and Paying Agent



                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT B


                           CERTIFICATE FOR "B DRAWING"
            (ACCRUED INTEREST UPON ACCELERATION, PARTIAL REDEMPTION,
                          FULL REDEMPTION, OR MATURITY)


            The undersigned, a duly authorized officer of Bank One Trust Company, N.A., a national banking association, as Trustee ("Trustee") and as Paying Agent ("Paying Agent") hereby certifies to Wells Fargo Bank, N.A. ("Bank"), with reference to Wells Fargo Bank, N.A. Irrevocable Letter of Credit No._________(the "Series A Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by Bank in favor of Trustee and Paying Agent, that:

            (1) The undersigned is Trustee and Paying Agent under the Trust Indenture for the holders of the Series A Bonds.

            (2) The undersigned is making a drawing under the Series A Letter of Credit with respect to the payment of accrued and unpaid interest upon acceleration, partial redemption, full redemption, or maturity of the Series A Bonds.

            (3) Interest has accrued on the Series A Bonds and is due and payable and the amount of the draft accompanying this certificate, together with the aggregate of all prior B Drawings, D Drawings, and E Drawings under the Series A Letter of Credit for payment of accrued interest on the Series A Bonds, other than D Drawings and E Drawings for which the Series A Letter of Credit has been reinstated, does not exceed $48,596.00.

            (4) The amount of the draft accompanying this certificate, together with the aggregate of all prior Drawings under the Series A Letter of Credit (other than Drawings for which the Series A Letter of Credit has been reinstated), does not exceed the Stated Amount, and was computed in accordance with the terms and conditions of the Series A Bonds and the Trust Indenture.

            (5) Upon receipt by the undersigned of the amount demanded hereby,
(a) the undersigned will apply it directly to the payment when due of the appropriate amount of interest owing on account of the Series A Bonds pursuant to the Trust Indenture, (b) no portion of it shall be applied by the under-signed for any other purpose, and (c) no portion of it shall be commingled with other funds held by the undersigned or the Depository (as defined in the Series A Reimbursement Agreement). This drawing is made in accordance with the provisions of the Trust Indenture.

            IN WITNESS WHEREOF, Trustee and Paying Agent has executed and delivered this certificate as of the _______ day of ___________, 19 ___.




                                           BANK ONE TRUST COMPANY, N.A.,
                                           a national banking association,
                                           as Trustee and Paying Agent



                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT C


                           CERTIFICATE FOR "C DRAWING"
                     (PRINCIPAL OF SERIES A BONDS DELIVERED
                      TO REMARKETING AGENT OR PAYING AGENT)


            The undersigned, a duly authorized officer of Bank One Trust Company, N.A., a national banking association, as Trustee ("Trustee"), and as Paying Agent ("Paying Agent") hereby certifies to Wells Fargo Bank, N.A. ("Bank"), with reference to Wells Fargo Bank, N.A. Irrevocable Letter of Credit No. ______________ (the "Series A Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by Bank in favor of Trustee and Paying Agent, that:

            (1) The undersigned is Trustee and Paying Agent under the Trust Indenture for the holders of the Series A Bonds.

            (2) Paying Agent is making a drawing under the Series A Letter of Credit (a) at the written request (or oral request to be immediately followed in writing) of the Remarketing Agent (as defined in the Series A Reimbursement Agreement) to pay, pursuant to Section 401(g) of the Trust Indenture, the principal amount of the purchase price of those repurchased Series A Bonds which the Remarketing Agent has been unable to remarket, the principal amount of which is equal to the amount of the draft accompanying this certificate, and which Series A Bonds (i) are now held by either the Remarketing Agent pursuant to its representation to Paying Agent, which representation Paying Agent has not independently verified, or are held by Paying Agent and (ii) shall be reregistered in the name of Bank, or its agent, as pledgee, and delivered to Bank, or such agent, within 5 business days following receipt by Paying Agent of the amount demanded hereby; or (b) to pay, pursuant to Section 401(h) of the Trust Indenture, the portion of the purchase price of the Series A Bonds delivered to Paying Agent for purchase equal to the principal amount of such Series A Bonds, and Paying Agent shall deliver to Bank, or its agent, as pledgee, within 5 business days following receipt by Paying Agent of the amount demanded hereby, a principal amount of Series A Bonds equal to the amount of the draft accompanying this certificate.

            (3) The amount of the draft accompanying this certificate, together with the aggregate of all prior payments


                                       C-l
made pursuant to A Drawings and C Drawings under the Series A Letter of Credit (other than reinstated amounts) does not exceed $2,150,000.00.

            (4) Upon receipt of the amount demanded hereby, (a) Paying Agent will either (i) deliver it to the Remarketing Agent or use the same only for the purpose of purchase of the Series A Bonds referenced in Paragraph 2(a) hereof, or (ii) use it for the purpose of purchase of the Series A Bonds referred to in Paragraph 2(b) hereof; (b) no portion of it shall be applied by Paying Agent for any other purpose; and (c) no portion of it shall be commingled with other funds held by Paying Agent. This drawing is made in accordance with the provisions of the Trust Indenture.

            IN WITNESS WHEREOF, Paying Agent has executed and delivered this certificate as of the _____ day of ________, 19__.



                                           BANK ONE TRUST COMPANY, N.A.,
                                           a national banking association
                                           as Paying Agent



                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT D


                           CERTIFICATE FOR "D DRAWING"
                  (ACCRUED INTEREST ON SERIES A BONDS DELIVERED
                      TO REMARKETING AGENT OR PAYING AGENT)


            The undersigned, a duly authorized officer of Bank One Trust Company, N.A., a national banking association, as Trustee ("Trustee") and as Paying Agent ("Paying Agent") hereby certifies to Wells Fargo Bank, N.A. ("Bank"), with reference to Wells Fargo Bank, N.A. Irrevocable Letter of Credit No. ______ (the "Series A Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by Bank in favor of Trustee and Paying Agent, that:

            (1) The undersigned is Trustee and Paying Agent under the Trust Indenture for the holders of the Series A Bonds.

            (2) Paying Agent is making a drawing under the Series A Letter of Credit (a) at the written request (or oral request to be immediately followed in writing) of the Remarketing Agent (as defined in the Series A Reimbursement Agreement), to pay, pursuant to Section 401(g) of the Trust Indenture, the amount of accrued interest on those Series A Bonds that the Remarketing Agent has been unable to remarket, which amount of accrued interest is equal to the amount of the draft accompanying this certificate; or (b) to pay, pursuant to
Section 401(h) of the Trust Indenture, the portion of the purchase price of the Series A Bonds delivered to Paying Agent for purchase equal to the amount of accrued and unpaid interest on such Series A Bonds to the date of purchase thereof, which amount of accrued interest is equal to the amount of the draft accompanying this certificate.

            (3) The amount of the draft accompanying this certificate, together with the aggregate of all prior B, D and E Drawings under the Series A Letter of Credit (other than reinstated amounts), does not exceed $48,596.00.

            (4) The amount of the draft accompanying this certificate was computed in accordance with the terms and conditions of the Series A Bonds and the Trust Indenture.

            (5) Upon receipt by Paying Agent of the amount demanded hereby, (a) Paying Agent will either (i) deliver it to the Remarketing Agent or use the same only for the purpose of reimbursement or payment of accrued interest referenced in Paragraph 2(a) hereof, or (ii) use it for the purpose of reimbursement or payment of accrued interest referenced in Paragraph 2(b) hereof; (b) no portion of it shall be applied by Paying Agent for any other purpose; and (c) no portion of it shall be commingled with other funds held by Paying Agent. This drawing is made in accordance with the provisions of the Trust Indenture.

            (6) To the extent that the payment demanded hereby is to be made in accordance with the Series A Letter of Credit on a date between a Record Date and the corresponding Interest Payment Date (as those terms are defined in the Trust Indenture), Paying Agent now holds and shall, within 5 business days following receipt by Paying Agent of the payment demanded hereby, deliver to Bank, due-bill checks that, in the aggregate, are in the amount and in the form required by the Trust Indenture.

            IN WITNESS WHEREOF, Paying Agent has executed and delivered this certificate as of the __________ day of _____________, 19__.



                                           BANK ONE TRUST COMPANY, N.A.,
                                           a national banking association
                                           as Paying Agent



                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT E

                           CERTIFICATE FOR E DRAWING"
                  (ACCRUED INTEREST UPON INTEREST PAYMENT DATE)


            The undersigned, a duly authorized officer of Bank One Trust Company, N.A., a national banking association, as Trustee ("Trustee") and as Paying Agent ("Paying Agent") hereby certifies to Wells Fargo Bank, N.A. ("Bank"), with reference to Wells Fargo Bank, N.A. Irrevocable Letter of Credit No. ___________ (the "Series A Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by Bank in favor of Trustee and Paying Agent, that:

            (1) The undersigned is Trustee and Paying Agent under the Trust Indenture for the holders of the Series A Bonds.

            (2) The undersigned is making a drawing under the Series A Letter of Credit with respect to the payment of accrued and unpaid interest upon an Interest Payment Date (as defined in the Trust Indenture) during the continuance of an Event of Default under the Series A Reimbursement Agreement for which Bank has not yet exercised its right to demand that the undersigned accelerate the Series A Bonds.

            (3) Interest has accrued on the Series A Bonds and is due and payable, and the amount of the draft accompanying this certificate, together with the aggregate of all prior B Drawings, D Drawings and E Drawings under the Series A Letter of Credit for the payment of accrued interest on the Series A Bonds, other than D Drawings and E Drawings for which the Series A Letter of Credit has been reinstated, does not exceed $48,596.00.

            (4) The amount of the draft accompanying this certificate, together with the aggregate of all prior Drawings under the Series A Letter of Credit (other than Drawings for which the Series A Letter of Credit has been reinstated), does not exceed the Stated Amount, and was computed in accordance with the terms and conditions of the Series A Bonds and the Trust Indenture.

            (5) Upon receipt by the undersigned of the amount demanded hereby,
(a) the undersigned will apply it directly to the payment when due of the appropriate amount of interest


                                       E-l
owing on account of the Series A Bonds pursuant to the Trust Indenture, (b) no portion of it shall be applied by the undersigned for any other purpose, and (c) no portion of it shall be commingled with other funds held by the undersigned. This drawing is made in accordance with the provisions of the Trust Indenture.

            IN WITNESS WHEREOF, Trustee and Paying Agent has executed and delivered this certificate as of the ___________ day of _____________, 19__.




                                           BANK ONE TRUST COMPANY, N.A.,
                                           a national banking association
                                           as Trustee and Paying Agent



                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT F


             NOTICE OF AUTOMATIC REINSTATEMENT OF AMOUNTS AVAILABLE
                UNDER IRREVOCABLE LETTER OF CREDIT NO.__________
                        DATED AS OF _______________,19__.



The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Bank"), hereby certifies to the Trustee under the Trust Indenture dated as of November 1, 1985, between the Trinity River Industrial Development Authority and Bank One Trust Company, N.A., a national banking association ("Trustee"), with reference to Irrevocable Letter of Credit No.___________ (the "Series A Letter of Credit") issued by Bank in favor of Trustee, that the amount drawn by Trustee pursuant to its _____________ Drawing dated as of ______, has been reinstated as of _________ and is available for draw subject to the terms of the Series A Letter of Credit.

            In witness whereof, Bank has executed and delivered this Certificate this ________ day of ______________,19__.


                                           WELLS FARGO BANK, N.A.




                                           By ______________________________

                                              Title ________________________

                                    EXHIBIT G





Wells Fargo Bank, N.A.
475 Sansome Street
San Francisco, California 94111
Attention:  Letter of Credit Operations
                  AU 1175

            Re:   Wells Fargo Bank, N.A.
                  Irrevocable Letter of Credit No.

Gentlemen:

            For value received, the undersigned beneficiary hereby irrevocably transfers to:

                              (Name of Transferee)

                                    (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit (the "Series A Letter of Credit") in its entirety.

            By this transfer, all rights of the undersigned beneficiary in and to the Series A Letter of Credit are transferred to the transferee and the transferee shall have sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

            The original Series A Letter of Credit is returned herewith, along with your customary transfer fee, and we ask you to endorse the transfer on the reverse thereof and forward it direct to the transferee with your customary notice of transfer.


                                          Very truly yours,



                                          --------------------------------
                                          Signature of Beneficiary


SIGNATURE AUTHENTICATED



-------------------------------
(Bank)


--------------------------------
(Authorized Signature)

                                   EXHIBIT "B"

                           CONDITIONS TO DISBURSEMENT

      1. Conditions to All Disbursements. Bank shall not be obligated to approve any Disbursement of Series A Bond Proceeds under Section 3.3 of the Series A Loan Agreement unless each of the following conditions are fulfilled:

            1.1 Completion of Project. The acquisition and construction of the Project shall have been completed in accordance with the plans and specifications therefor.

            1.2 Permits, Etc. All required governmental inspections, reports and certifications shall have been made, and all occupancy, use and other permits required by all applicable governmental regulatory authorities and public utility companies shall have been issued, for the full operation of the Project.

            1.3 Title Policy. Company shall, as soon as it is available and at Company's sole expense, have delivered to Bank a Title Policy, revised as of the date on which the Project shall have been completed, or evidence to a commitment therefor satisfactory to Bank, in form and substance and issued by an insurer satisfactory to Bank, together with such endorsements and binders thereto as may be required by Bank, naming Bank as insured, in an aggregate policy amount of not less than $2,200,000.00 insuring the Deed of Trust to be a valid first lien upon the Property, subject only to the Series A Intercreditor Agreement and the Permitted Encumbrances, and such other exceptions as shall have been approved in writing by Bank pursuant to this Agreement.


                                   EXHIBIT "B"

                                  EXHIBIT "C-1"

                                LEGAL DESCRIPTION


            All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of Fort Worth, County of Tarrant, State of Texas, and described as follows:

      Lot 10-R-1-A, Block 1, Wichita-20 Business Park, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-183 Page 44, Deed Records of Tarrant Country, Texas.


                                  EXHIBIT "C-1"

                                  EXHIBIT "C-2"

                                LEGAL DESCRIPTION


            All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the Township of Orange, County of Delaware, State of Ohio, and described as follows:

      Being Lot Number Six Hundred Ninety-Six (696), in GREEN MEADOWS CORPORATE PARK, PHRASE I, as the same is numbered and delineated upon the recorded plat thereof, of record in Plat Book 16, page 107, Recorder's Office, Delaware County, Ohio.


                                  EXHIBIT "C-2"

                                  EXHIBIT "C-3"

                                LEGAL DESCRIPTION

            All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of Atlanta, County of DeKalb, State of Georgia, and described as follows:

      BEGINNING at an iron pin found on the easterly right-of-way line of Mellon Court (having a 60-foot right-of-way), which iron pin is located 1,460.80 feet northerly, as measured along the easterly right-of-way line of Mellon Court, from the corner formed by the intersection of the easterly right-of-way line of Mellon Court with the northerly right-of-way line of Dividend Drive (having a 60-foot right-of-way); running thence north 00 degrees 01 minute 10 seconds west along the easterly right-of-way line of Mellon Court, a distance of 95.04 feet to an iron pin set; running thence northeasterly, northerly and northwesterly along the southeasterly, easterly and northeasterly right-of-way line of the terminus of the cul-de-sac of Mellon Court, an arc distance of 114.90 feet to an iron pin set (said arc having a radius of 60.00 feet and being subtended by a chord line having a bearing of north 05 degrees 09 minutes 38 seconds east and a chord length of 98.13 feet); thence leaving the northeasterly right-of-way line of the terminus of the cul-de-sac of Mellon Court and running north 57 degrees 04 minutes 55 seconds east, a distance of 41.09 feet to an iron pin set; running thence north 89 degrees 49 minutes 55 seconds east, a distance of 265.00 feet to an iron pin set; running thence south 00 degrees 43 minutes 00 seconds west, a distance of 215.00 feet to an iron pin located on the northerly line of property now or formerly owned by Activation, Inc.; running thence south 89 degrees 49 minutes 55 seconds west along the northerly line of said Activation, Inc. Property, a distance of 305.60 feet to the iron pin found on the easterly right-of-way line of Mellon Court, which iron pin marks the point of beginning; and being a tract of land containing 1.452 acres according to a plat of survey prepared for Radiation Sterilizers, Inc. by Tri County Land Surveying and Boggus & Associates Engineers, and certified to by A. A. Katterhenry, Georgia Registered Land Surveyor No. 1692, dated October 7, 1983 and last revised October 31, 1983.


                                  EXHIBIT "C-3"

                                  EXHIBIT "C-4"

                                LEGAL DESCRIPTION


            All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of Hayward, County of Alameda, State of California, and described as follows:



PARCEL 1:

PARCEL 1, AS SHOWN ON PARCEL MAP NO. 582, FILED MARCH 27, 1970, IN BOOK 64 OF PARCEL MAPS, PAGE 17, ALAMEDA COUNTY RECORDS.

RESERVING THEREFROM, AN EASEMENT FOR RAILWAY PURPOSES IN, ON, OVER, UNDER AND LONG THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERN LINE OF SAID PARCEL 1, DISTANT THEREON NORTH 0 degrees 38' 41" WEST 40 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE FROM SAID POINT OF BEGINNING EASTERLY ALONG A LINE PARALLEL WITH AND PERPENDICULARLY DISTANT NORTHERLY 40 FEET FROM THE SOUTHERN LINE OF SAID PARCEL 1, NORTH 89 degrees 21' 19" EAST 90 FEET TO A POINT THEREON; THENCE LEAVING SAID PARALLEL LINE NORTH 81 degrees 10' 57" WEST 91.241 FEET TO A POINT ON THE SAID WESTERN LINE OF PARCEL 1; THENCE SOUTHERLY ALONG LAST SAID LINE SOUTH 0 degrees 38' 41" EAST 15 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR RAILROAD PURPOSES, IN, ON, OVER, UNDER AND ALONG A PORTION OF PARCEL 2, AS SHOWN ON PARCEL MAP NO, 582, FILED MARCH 27, 1970, IN BOOK 64 of PARCEL MAPS, PAGE 17, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY LINE OF SAID PARCEL 2, DISTANT THEREON NORTH 0 degrees 38' 41" WEST 40.00 FEET FROM THE SOUTHWEST CORNER OF SAID PARCEL 2; THENCE FROM SAID POINT OF BEGINNING NORTHERLY ALONG LAST SAID LINE NORTH 0 degrees 38' 41" WEST 15.00 FEET TO A POINT THEREON; THENCE LEAVING LAST SAID LINE SOUTH 76 degrees 36' 31" EAST 61.847 FEET; THENCE WESTERLY ALONG A LINE PARALLEL WITH AND PERPENDICULARLY DISTANT NORTHERLY 40.00 FEET FROM THE SOUTHERLY LINE OF SAID PARCEL 2 SOUTH 89 degrees 21' 19" WEST 60.00 FEET TO THE POINT OF BEGINNING.


                                  EXHIBIT "C-4"

                                  EXHIBIT "C-5"

                                LEGAL DESCRIPTION

            All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the Village of Schaumburg, County of Cook, State of Illinois, and described as follows:

      Lot 37 in Woodfield Business Center Unit 11, being a resubdivision of lots 27 and 28 in Woodfield Business Center Unit 7, a resubdivision in the southwest 1/4 of Section 11, Township 41 north, Range 10 east of the third principal meridian, in Cook County, Illinois.


                                  EXHIBIT "C-5"

                                   SCHEDULE B

Sechedule B of the policy or policies to be issued will also contain the following exclusions and exceptions

The policy will be subject to the Conditions and Stipulations thereof, the terms and conditions of the instrument creating the estate insured, if any, shown in Schedule A and to the following matters which will be additional exceptions from the coverage of the policy.

      1.    None of record.

      2.    "SHORTAGES IN AREA."

      3. Taxes for the year is 36 and subsequent years, and subsequent assessments for prior years due to change in land usage or owndership. In the Final Mortgagee Policy to be issued, Item 3 will be amended to read "Taxes for the year 1985 and subsequent years, not yet due and payable, upon payment of the prescribed premium."

      4. Usury or claims of usury Mortgagee Policy or Mortgagee Title Policy Binder on Interim Construction Loan only.

      5. Any right of recession contained in any CONSUMER CREDIT PROTECTION or TRUTH-IN-LENDING laws (Mortgagee Policy or Mortagee Title Policy Binder on Interim Construction Loan only.)

      8. INSERT HERE ALL OTHER SPECIFIC EXCEPTIONS AS TO SUPERIOR LIENS, EASEMENTS, OUTSTANDING MINERAL AND ROYALTY INTERESTS, ETC.)

            a. A ten Foot (10') easement along the Northwest side of the property for public utilities, as shown by plat recorded in Volume 388-183, Page 44, Deed Records of Tarrant County, Texas.

            b. Easement for sewer granted to City of Fort Worth by The Mika Company in instrument dated January 30, 1984, and recorded in volume 7776, Page 643, Deed Records of Tarrant county, Texas.

                                   EXHIBIT "E"

                            DESCRIPTION OF FACILITIES









                                   EXHIBIT "E"

                                   EXHIBIT "F"



                        RESERVE ACCOUNTS PLEDGE AGREEMENT


This Reserve Accounts Pledge Agreement (the "Agreement"), dated as of ______________, 19__, is executed by RADIATION STERILIZERS, INCORPORATED, a California corporation ("Debtor"), for the equal and ratable benefit of WELLS FARGO BANK, N.A., a national banking association ("Bank"), and BANK ONE TRUST COMPANY, N.A., a national banking association ("Trustee") (Bank and Trustee are collectively referred to herein as "Secured Party"), pursuant to that certain Series A Reimbursement Agreement Agreement (the "Series A Reimbursement Agreement") and that certain Series B Reimbursement (the "Series B Reimbursement Agreement") (collectively, the "Reimbursement Agreements"), each of which was executed as of November 1, 1985 between Bank and Debtor. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for them in the Reimbursement Agreements.

      1. Grant Of Security Interest. For valuable consideration, the receipt and sufficiency of are hereby acknowledged, Debtor hereby assigns, transfers and pledges to Secured Party all of Debtor's right, title and interest in those certain Reserve Accounts established with and designated by Bank pursuant to
Section 6.6 of each of the Reimbursement Agreements, all amounts deposited in the Reserve Accounts and all proceeds of the investment or disposition of the amounts deposited therein, together with all other money or property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Secured Party (whether described herein or not) in any manner or for any purpose whatsoever during the existence of this Agreement (collectively, the "Collateral"), and whether held in a general or special account or deposit for safekeeping or otherwise, together with whatever is receivable or received when the Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation all rights to payment, including returned premiums, with respect to any insurance relating to the Collateral, and all rights to payment with respect-to any cause of action affecting or relating to the Collateral, and including any stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities, or other property which Debtor is or may hereafter be entitled to receive on account of such securities or other property, including without limitation stock received by Debtor due to stock splits or dividends paid in stock (the

"Proceeds"), and in the event that Debtor receives any such property, Debtor will immediately deliver it to Secured Party to be held by Secured Party in the same manner as the property originally pledged hereunder.

      2. Obligations Secured. The obligations secured hereby are (a) the payment and performance of all indebtedness and other obligations of Debtor to Bank under the Loan Documents (including the "Loan Documents" as defined in the Series A Reimbursement Agreement and the "Loan Documents" as defined in the Series B Reimbursement Agreement), (b) the payment by Debtor to Trustee of the principal of, and all accrued interest on, the Series A Bonds and the Series B Bonds, (c) all obligations of Debtor and rights of Secured Party under this Agreement, and (d) all present and future obligations of Debtor to Bank of other kinds (collectively, the "Obligations"). The word "obligation" is used herein in its most comprehensive sense and includes all present and future indebtedness, liabilities, undertakings, covenants and conditions, whether voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, earned or unearned, and due or not due.

      3. Termination. This Agreement will terminate upon the performance in full of all Obligations of Debtor to Secured Party.

      4. Warranties Of Debtor. Debtor represents and warrants: (1) with respect to the Collateral and Proceeds generally: (a) that Debtor is the owner or has control thereof; (b) that Debtor has the right to pledge the Collateral and Proceeds; and (c) that the same is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character; and (2) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property: (a) that all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be; and (b) that the same comply with applicable laws concerning the form, content and manner of preparation and execution.

      5. Covenants Of Debtor.

            A. Debtor Agrees in General: (a) to pay or perform all Obligations secured hereby when due; (b) to pay all reasonable expenses, including attorneys' fees, incurred by Secured Party in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder; (c) to permit Secured Party to exercise its powers; (d) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; (e) not to permit any lien on the Collateral, except in favor to Secured Party; and (f) not to change its chief place of business or the place where Debtor keeps its records concerning the Collateral and Proceeds without first giving Secured Party written notice of the address to which Debtor is moving same.

            B. Debtor Agrees with Regard to Collateral and Proceeds: Unless Secured Party elects to exercise its right and power to do so, Debtor agrees:
(a) not to commingle Proceeds with other property; (b) not to sell, hypothecate or otherwise dispose of any Collateral or Proceeds subject hereto at any time, except to Secured Party; and (c) to provide any service and do any other acts or things necessary to keep Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaim.

      6. Powers Of Lender. Debtor appoints Bank, Trustee, or either of them, its true attorneys in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party's officers and employees, or any of them, at any time: (a) to perform any Obligation of Debtor hereunder in Debtor's name or otherwise; (b) to liquidate the Reserve Accounts or any time deposit pledged to Secured Party hereunder prior to its maturity date and to apply the proceeds thereof to payment of any Obligations, notwithstanding the fact that such liquidation may give rise to Federal penalties for early withdrawal of funds from a time deposit; (c) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (d) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (e) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in-connection therewith to deposit or surrender control of the Collateral, accept other property in exchange for the Collateral, and do and perform such acts and things as Secured Party may deem proper, and any money or property received in exchange for the Collateral may be applied to the indebtedness or held by Secured Party under this Agreement; (f) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Collateral; (g) to insure, process and preserve the Collateral; and (h) to perform any obligation of Debtor under this Agreement. To effect the purposes of this Agreement, or otherwise upon instructions of Debtor, or any of them, Secured Party may cause the Collateral to be transferred to Secured Party's name or the name of Secured Party's nominee. Only in the event of a default hereunder may Secured Party, without obligation do so, exercise as to the Collateral any other rights, powers and remedies of an owner thereof.

      7. Cash Collateral Account. Any money received by Secured Party in respect of the Collateral may, at Secured Party's option, be retained in a non-interest-bearing cash collateral account and the same shall, for all purposes, be deemed Collateral hereunder.

      8. Lender's Care And Delivery Or Collateral. Secured Party's obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds. Secured Party shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of decline in the market value of the Collateral or Proceeds. Secured Party shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing, and Secured Party determines that the requested actions would not jeopardize the value of the Collateral and Proceeds as security for the indebtedness. Secured Party may at any time deliver the Collateral and Proceeds, or any part thereof, to Debtor and the receipt thereof by Debtor shall be a complete and full acquittance for the Collateral and Proceeds so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefore.

      9. Payment Of Taxes, Charges, Liens And Assessments. Debtor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral and Proceeds, and upon tie failure of Debtor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Debtor to Secured Party, due and payable immediately without demand, together with interest at a rate determined in accordance with the provisions of Section 13, below, and shall be secured by the Collateral and Proceeds, subject to all of the terms and conditions of this Agreement.

      10. Events Of Default. The occurrence of any of the following shall be an "Event of Default" under this Agreement: (a) the occurrence of any "Event of Default" under either of the Reimbursement Agreements, (b) Debtor's failure to pay any amount owing under the Series A Loan Agreement or the Series B Loan Agreement which relates to the principal amount of, and accrued interest on, the Series A Bonds and/or the Series B Bond, (c) failure by Debtor to timely and fully perform any Obligation of Debtor contained herein; and (d) breach of any warranty contained herein.

      11. Remedies. Upon the occurrence of any event of default, Secured Party shall have the right to declare immediately due and payable all or any indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor, without presentment, demand or notice of dishonor, all of which are expressly waived by Debtor. Secured Party shall have all other rights, privileges, powers and remedies granted to a secured party upon default under the California Commercial Code or otherwise provided by law, including without limitation the right to contact any persons obligated to Debtor on Collateral and to instruct such persons to deliver all Proceeds directly to Secured Party; the rights, privileges, powers and remedies of Secured Party shall be cumulative; no single or partial exercise of any of them shall preclude the further or other exercise thereof or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While Debtor is in default: (1) Secured Party may, at any time and at Secured Party's sole option, liquidate the Reserve Accounts and any time deposits pledged to Secured Party hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to Federal penalties for early withdrawal of funds from a time deposit; (2) Secured Party may appropriate the Collateral and apply all Proceeds toward repayment of of the indebted ness in such order of application as Secured Party may from time to time elect or, at Secured Party's sole option, place any Proceeds in the cash collateral account; and (3) Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of collateral of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. Any proceeds of any disposition of the Collateral following the occurrence of an Event of Default, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the indebtedness and in such order of application as Secured Party may from time to time elect,

      12. Disposition Of Collateral And Proceeds. Upon the transfer of all or any part of the Obligations, Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all liability and responsibility with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights and powers hereby given.

      13. Costs, Expenses And Attorneys' Fees. All payments, advances, charges, costs and expenses, including reasonable attorneys' fees, made or incurred by Secured Party in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof shall be paid to Secured Party by Debtor immediately and without demand, together with interest at the rate per annum specified in the promissory note described in Section 2, above. --

      14. Statute Of Limitations. Until all indebtedness shall have been paid in full, the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all indebtedness secured hereunder.

      15. Miscellaneous. Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any Proceeds to which Secured Party is entitled hereunder; any right to direct the application of payments or security for Obligations of Debtor hereunder and any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of indebtednesses, the release or substitution of security, and the release of guarantors is given with respect to Proceeds subject to this Agreement; provided however, that in each instance Secured Party believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the indebtedness to which the action applies. Debtor hereby waives any benefit of or any right to participate in any Collateral or other security whatsoever now or hereafter held by Secured Party,

      16. Governing Law. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Debtor and shall be governed by and construed in accordance with the laws of the State of California.

      17. Severability Of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      18. Bank and Trustee. Until the first to occur of (a) the expiration of the Series A Letter of Credit or (b) default by Bank in the performance of any of its obligations under the Series A Letter of Credit, the following shall apply:

            (1) Trustee shall not have the right to exercise or implement any right or remedy provided to Secured Party under this Agreement without first obtaining the express prior written consent of Bank to the same; and

            (2) In the event of any disagreement between Trustee and Bank as to the exercise or implementation of any right or remedy provided to Secured Party under this Agreement, the decision of Bank shall control as between Trustee and Bank.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                     "Debtor":

                                     RADIATION STERILIZERS, INCORPORATED,
                                     a California corporation


                                           By ______________________________

                                              Its __________________________

                                           By ______________________________

                                              Its __________________________